GROUND LEASE AGREEMENT
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                     GROUND LEASE AGREEMENT


                        TABLE OF CONTENTS
                                                             Page


RECITALS                                                        1


ARTICLE I                                                       1


DESCRIPTION, TERM, AND RENTAL                                   1
     1.1. Leased Land; Parking and Access Easements             1
     1.2. Conditions to Performance                             2
          (a)  Approval of Plans                                2
          (b)  Gaming Commission and Other Approvals            2
          (c)  Kinseth Financing                                2
          (d)  Kinseth Construction Contracts                   2
          (e)  Ameristar Lender Approval                        3
          (f)  Time For Satisfaction of Conditions              3
     1.3. Term                                                  3
     1.4. Rental                                                3
          (a)  Base Rental                                      3
          (b)  Percentage Rental                                3
          (c)  Place of Rental Payments                         5


ARTICLE II                                                      5


USE OF LEASED LAND AND TITLE TO IMPROVEMENTS                    5
     2.1. Use of Leased Land                                    5
          (a)  Plans and Specifications; Commencement
               of Construction                                  5
          (b)  Adjacent Hotel Pavilion                          5
          (c)  Construction of Building                         6
          (d)  Construction Standards                           7
          (e)  Insurance During Construction                    6
     2.2. Compliance with Laws                                  6
     2.3. Other Terms of Use                                    7
          (a)  Franchise and Rating                             7
          (b)  Operations                                       7

          (c)  Restaurant                                       7
          (d)  Exclusive Right to Advertise                     8
     2.4. Title to Buildings                                    7


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ARTICLE III                                                     8


MAINTENANCE, REPAIRS, AND ALTERATIONS                           8
     3.1. General Maintenance and Repair                        8
     3.2. Parking; Snow Removal; Landscaping                    9
     3.3. Utilities                                             9
     3.4. Governmental Authorities                             10
     3.5. Last Year of Term                                    10
     3.6. Limitation on Ameristar's Responsibilities           10
     3.7. Use of Marks                                         10
          (a)  License to Use Ameristar Service Marks          10
          (b)  License to Use Kinseth and Franchisor
               Service Marks                                   11
     3.8  Operational Issues                                   12
          (a)  Reserving Rooms for Casino Functions            11
          (b)  Right of First Refusal                          13
          (c)  Comping of Guests                               12
          (d)  Integration of Kinseth's PMS System with
          Ameristar's POS System                               12
          (e)  Referrals                                       12
          (f)  Group Rate Referrals                            13
          (g)  Confidentiality                                 14
          (h)  Employee Parking                                13
          (i)  Marketing Programs                              13
          (j)  Use of Employee Facilities by Kinseth
          Employees                                            15
          (k)  Integration of Telephone System                 14
          (l)  Food Service                                    14
          (m)  Change of Franchisor                            14


ARTICLE IV                                                     14


MORTGAGES AND LEASEHOLD LIENS                                  14
     4.1. Encumbrance by Ameristar                             14
     4.2. Encumbrance by Kinseth                               15
     4.3. Certificates of Lease Status                         17
     4.4. Foreclosure of Leasehold Lien -- Option of
          Ameristar to Cure                                    16
     4.5. Leasehold Lender Protection Provisions               17
          (a)  Notice to Ameristar                             17
          (b)  Definitions                                     19
          (c)  Consent of Leasehold Lender Required            18
          (d)  Default Notices                                 18
          (e)  Notice to Leasehold Lender                      20
          (f)  Procedure on Default                            19
          (g)  New Lease                                       22
          (h)  New Lease Priorities                            23
          (i)  Leasehold Lender Need Not Cure Specified
               Defaults                                        23
          (j)  Eminent Domain                                  25
          (k)  Casualty Loss                                   24
          (l)  No Merger                                       24
          (m)  Future Amendments                               24
          (n)  Estoppel Certificate                            26
          (o)  Notices                                         25
          (p)  Erroneous Payments                              25
          (q)  Ameristar Pay-Off or Assumption                 25


ARTICLE V                                                      27


INSURANCE AND INDEMNIFICATION                                  27
     5.1. Duty to Insure                                       26
     5.2. Proceeds of Insurance                                26
     5.3. Public Liability Insurance                           26
     5.4. Policy Form; Content; Insurer                        26
     5.5. Indemnification                                      27
          (a)  Defense and Payment of Claims                   27
          (b)  Mechanics' Liens                                27
          (c)  Resisting Claims                                29


ARTICLE VI                                                     28


TAXES, ASSESSMENTS, LIENS, AND ENCUMBRANCES                    28


ARTICLE VII                                                    29


CONDEMNATION                                                   29
     7.1. Definitions                                          29
     7.2. Parties' Rights and Obligations to be
          Governed by Lease                                    29
     7.3. Total Taking                                         29
     7.4. Partial Taking                                       29
     7.5. Restoration of Improvements                          30
          (a)  Restoration of Improvements                     30
          (b)  Abatement or Reduction of Rent                  30
     7.6. Award Distribution                                   30


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ARTICLE VIII                                                   30


DEFAULT PROVISIONS; REMEDIES; ATTORNEYS' FEES                  30
     8.1.  Default by Kinseth                                  30
          (a)  Rent or Other Payments                          30
          (b)  Other Covenants or Conditions                   31
          (c)  Abandonment                                     31
          (d)  Insolvency                                      31
               (i)  Appointment of Receiver                    31
               (ii) Voluntary Bankruptcy                       31
               (iii)Assignment for Creditors                   31
               (iv) Reorganization or Arrangement              31
               (v)  Involuntary Petition                       31
     8.2. Remedies                                             31
          (a)  Re-entry                                        32
          (b)  Suit for Sums Due                               32
          (c)  Specific Performance                            32
          (d)  Reletting                                       32
          (e)  Collection of Rents                             32
          (f)  Termination                                     32
          (g)  Terminate Kinseth With Payoff or Assumption
               of Leasehold Lien                               33
     8.3. Cumulative Remedies                                  34
     8.4. Attorneys' Fees                                      34


ARTICLE IX                                                     34


COVENANTS AND WARRANTIES                                       34
     9.1. No Warranties by Ameristar                           34
     9.2. Right to Execute                                     34
     9.3. Peaceful Enjoyment                                   34


ARTICLE X                                                      35


ASSIGNMENT, SUBLETTING AND SALE                                35
     10.1.  Assignment                                         35


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ARTICLE XI                                                     35


MISCELLANEOUS PROVISIONS                                       35
     11.1. Inspection by Ameristar                             36
     11.2. Negation of Partnership                             36
     11.3. Controlling Law                                     36
     11.4. Surrender of Possession                             36
     11.5. Successors                                          36
     11.6. Headings                                            36
     11.7. Notices                                             36
     11.8. Recording                                           37
     11.9. Competing Hotel                                     37
     11.10.Right of First Offer                                37
     11.11.Option to Purchase                                  37
     11.13.Signage                                             38


EXHIBIT A  -- Legal Description
EXHIBIT A-1  -- Site Plan
EXHIBIT B  -- Ameristar Marks
EXHIBIT C  -- Kinseth and Franchisor Marks
EXHIBIT D  -- Memorandum of Lease

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                     GROUND LEASE AGREEMENT


      THIS GROUND LEASE AGREEMENT is made and entered into as of the 28th day of May, 1999, by and between Ameristar Casino Council Bluffs, Inc., an Iowa corporation, with an address of 2200 River Road, Council Bluffs, Iowa 51501 ("Ameristar"), and River Road Hotel Associates, L.C., an Iowa limited liability company, with an address of 2 Quail Creek Circle, North Liberty, Iowa 52241 ("Kinseth").


                            RECITALS

     A.   Ameristar owns certain real property located in Council
Bluffs, Iowa, on which it operates a hotel and a gaming establishment (the "Casino Property").

B. Ameristar and Council Bluffs Hotel Associates, L.C., an Iowa limited liability company that is an affiliate of Kinseth, have previously entered into that certain Amended and Restated Ground Lease Agreement dated as of September 7, 1995, as amended to date (the "1995 Ground Lease") with respect to a portion of the Casino Property, consisting of approximately 0.786 acres on which it operates a Holiday Inn hotel (sometimes referred to as the "adjacent hotel").
C. Ameristar wishes to lease to Kinseth another portion of the Casino Property, which portion consists of approximately 0.426 of an acre for the construction of another hotel of not less than 96 rooms, and desires to impose certain restrictions on the use of such parcel of real property, and Kinseth wishes to lease said portion of the Casino Property for such purpose, subject to Ameristar's restrictions.
     NOW, THEREFORE, for and in consideration of the mutual covenants, conditions and promises contained herein, Ameristar and Kinseth agree as follows:

                            ARTICLE I
                  DESCRIPTION, TERM, AND RENTAL

     1.1 LEASED LAND; PARKING AND ACCESS EASEMENTS. On completion, satisfaction or written waiver of all conditions precedent set forth in this Lease, Ameristar hereby leases to Kinseth and Kinseth hereby leases from Ameristar the real property more particularly described in Exhibit "A," attached hereto and made a part hereof, and as generally set forth and located on the Site Plan attached as Exhibit "A-1" hereto and made a part hereof, situated in Council Bluffs, Pottawattamie County, Iowa (the "Leased Land") for the purpose of building and maintaining a hotel on the Leased Land in accordance with Section 2.1 below (the "Building"), excepting and reserving to Ameristar and to
Ameristar's  successors,  assigns,  and  invitees  a   perpetual,
nonexclusive easement for vehicular and pedestrian ingress and egress and for parking of vehicles upon and across roads, driveways, sidewalks, and parking areas on the Leased Land, as the same may exist from time to time. Ameristar hereby grants to Kinseth and to Kinseth's successors, permitted assigns, and invitees for the term hereof, a nonexclusive easement for vehicular and pedestrian ingress and egress to and from nearby public streets and roadways upon and across roads, driveways, and sidewalks upon Ameristar's adjacent and surrounding lands as the same may exist from time to time, and for the parking of vehicles upon nonreserved parking areas located from time

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to  time upon such lands.  Prior to Kinseth's construction of the
Building, Ameristar may make minor adjustments to the precise location of the Leased Land and Building, provided that any such
adjustment  shall  not materially prejudice  Kinseth.   Ameristar
agrees to make available to Kinseth nonexclusive parking easement rights on parking spaces on the Casino Property sufficient to provide the Building with a parking ratio of not less than 1.1 space per hotel room. The nonexclusive easements reserved and granted herein as set forth on the proposed Site Plan attached hereto as Exhibit A-1 , shall be set forth in a recorded document which shall be recorded simultaneously with the memorandum of Lease referred to in Section 11.8 below, and may be moved or relocated by Ameristar, provided that such easements shall not be moved, modified or restricted in a manner which will materially and unreasonably interfere with Kinseth's operation of a hotel in the Building. Ameristar will cause any mortgagee of its interest in the Leased Land to join in the granting of such easements in favor of Kinseth, to enter into a nondisturbance agreement, or to subordinate its lien to such easements, to the extent necessary to assure that such easements would survive a foreclosure by any mortgagee of Ameristar.

     1.2 CONDITIONS TO PERFORMANCE. The following shall be conditions precedent that must be completed or satisfied before the obligations of the parties under this Lease shall be effective:

          (A) APPROVAL OF PLANS. This Lease is conditioned on the review and approval by Ameristar of the plans and specifications for the construction of the Building by Kinseth, the exterior and interior appearance of Kinseth's proposed Building, and Kinseth's proposed contractor or construction manager. Any objection by Ameristar to the proposed plans and specifications shall be made in writing within ten (10) days following the delivery of said plans and specifications by Kinseth to Ameristar. In the event of any such objection, each party agrees to cooperate with the other party and to use its best efforts to immediately resolve the dispute.

          (B) GAMING COMMISSION AND OTHER APPROVALS. Ameristar shall have obtained all necessary approvals of this Lease from the Iowa
Racing  and  Gaming Commission, or its designee,  and  any  other
consents   and  approvals  to  the  performance  of   Ameristar's
obligations  under  the  Lease which may  be  required  from  any governmental authorities having jurisdiction over Ameristar,  the
Lease,  or  the  Casino Property which approvals  Ameristar  will pursue  with  reasonable diligence.  In addition, Ameristar  must satisfactorily  complete  a background investigation  of  Kinseth pursuant to the Ameristar Casinos, Inc. Gaming Compliance Program
as  a  condition  to  the  effectiveness  of  this  Lease,  which
Ameristar will pursue with reasonable diligence.  Kinseth  agrees
to   cooperate  fully  with  such  investigation  to  the  extent reasonably requested by Ameristar.

          (C) KINSETH FINANCING. As a condition to the effectiveness of this Lease, Kinseth must obtain financing on or before September
1,  1999  for  the construction of the Building, which  financing
Kinseth  agrees to pursue with reasonable diligence.  Immediately
upon   obtaining  such  commitment,  Kinseth  shall  provide   to
Ameristar a copy of a written commitment for such financing issued by a reputable lender acceptable to Ameristar, which commitment must be subject only to conditions and contingencies that are customarily required by construction lenders in the issuance of such commitments, with Ameristar having reasonable discretion to determine whether such conditions or contingencies are acceptable.

          (D)  KINSETH CONSTRUCTION CONTRACTS.  Kinseth shall have entered
into  all  necessary  contracts  for  the  construction  of   the
Building, and provided Ameristar with a true and correct copy of such contracts, on or before September 1, 1999.

          (E) AMERISTAR LENDER APPROVAL. The Lease shall have been approved in writing by Ameristar's mortgage lender and any agreements from such lender required by Section 4.1 shall have been obtained.

          (F) TIME FOR SATISFACTION OF CONDITIONS. If these conditions to performance are not satisfied within ninety (90) days from the date this Lease is executed or such other earlier or later date as is provided herein for satisfaction of such condition, either party shall have the right to terminate this Lease upon written notice to the other party.

     1.3  TERM.  The term of this Lease shall be for a period of fifty
(50) years (the "Term"), commencing on the first to occur of July
1, 1999 or the date that Kinseth sends written notice that it is prepared to commence construction on the Leased Land, or the date Kinseth actually commences such construction (the "Commencement Date") and terminating on the fiftieth (50th) anniversary date of the Commencement Date, unless sooner terminated pursuant to the provisions hereof.

     1.4  RENTAL.

          (A) BASE RENTAL. Kinseth agrees to pay an annual base rental to Ameristar during the Term for the Leased Land and for the rights and privileges granted Kinseth under this Lease, at the time and place and in the manner specified herein, in the amount of Seventy Five Thousand Dollars ($75,000) (the "Base Rental"), payable Six Thousand Two Hundred Fifty Dollars ($6,250) per month in advance, with the initial payment to be made on the Rental
Commencement Date. The "Rental Commencement Date" shall be the earlier of the date on which the Building is substantially completed or three hundred sixty-five (365) days after the Commencement Date. The amount of the initial Base Rental payment due on the Rental Commencement Date shall be pro-rated, if necessary, for the number of days between The Rental Commencement
Date and the Commencement Date. Thereafter, Base Rental shall be paid monthly in advance. "Substantial Completion" shall mean that the Building is ready for occupancy and use as a hotel as evidenced by a Certificate of Occupancy for the Building or other like document issued by the appropriate governmental authority, and any franchisor or licensor's requirements for opening of the hotel have been met.

      In the event that during the initial fifteen (15) years of the Term, Ameristar ceases to operate a riverboat gaming operation based from the Casino Property, then for such portion of said fifteen (15) year period when gaming is not operated, there shall be a moratorium, in Base Rentals otherwise payable; provided, however, that during such moratorium if Ameristar elects at its option to cease to maintain and repair its adjacent Casino Property, Kinseth may, at its option, assume responsibility for all maintenance and repairs of the entrances, exits, parking areas and landscaping on the Casino Property to the extent Kinseth deems maintenance and repairs desirable in connection with the operation of Kinseth's Building.

          (B) PERCENTAGE RENTAL. In addition to the Base Rental, Kinseth shall pay to Ameristar a percentage rent (the "Percentage Rent")
equal  to  six  percent  (6%) of the annual  "Gross  Sales"  with respect to the Leased Land that exceeds the amount of One Million
Two Hundred Fifty Thousand Dollars ($1,250,000).  The term "Gross
Sales"  means the total price charged for all services and  goods rendered  or sold at, in, on or from the Leased Land by  Kinseth, whether for cash or on a charge, credit, time basis or otherwise, without reserve or deduction for inability or failure to collect, including without limitation room charges and rentals,  food  and beverage  revenues  (reduced by the  cost  of  catered  food  and beverage  items),  but specifically excluding merchandise  sales, telephone  and  vending machine revenues, video rental  revenues, and  other  miscellaneous sales.  Gross Sales shall also  include all  of  Kinseth's receipts, revenues or rights to  payment  from subtenants,  licensees and concessionaires.  There shall  not  be included, or if included in the calculation of Gross Sales, there shall  be  deducted, as the case may be, provided  that  specific record  is  made at the time of each transaction: (i) the  actual net  amount  of refunds, credits or allowances actually  made  or
allowed   by  Kinseth  in  accordance  with  reasonable  business
practices upon transactions included within Gross Sales (provided that any credit, service or item given in return shall be included in Gross Sales when used); and (ii) sales, room or occupancy taxes which are separately added by Kinseth to room rates or sales prices, paid directly by the customer, collected by Kinseth, and actually paid over by Kinseth to the governmental taxing authority, but not deducting from Gross Sales any other tax of any nature.

      The "Gross Sales" and the resulting "Percentage Rent" shall be calculated and paid quarterly, and reconciled on an annual basis as of the end of each fiscal year for Kinseth. Kinseth shall provide within thirty (30) days after each calendar quarter and fiscal year end a written calculation of the Gross Sales during that quarter or fiscal year and the amount of Percentage Rent due for that quarter or year. The Percentage Rent shall be paid no later than fifteen (15) days after the expiration of that thirty (30) day period. If the annual reconciliation indicates that Kinseth has overpaid Percentage Rent, Ameristar shall promptly refund the amount of such overpayment upon receipt of the appropriate request, statement, and supporting documentation. If Kinseth fails to deliver any statement of Gross Sales when due and does not cure such failure within ten (10) days after the written notice from Ameristar, in addition to all of Ameristar's other rights and remedies, (i) Kinseth shall pay to Ameristar, as additional rent, an amount equal to One Hundred Dollars ($100.00) for each day such statement is overdue after the aforesaid ten
(10) day period; and (ii) upon not less than two (2) days' prior notice to Kinseth, Ameristar shall have the right to cause an audit of all books, records and bank accounts of Kinseth pertaining to the business conducted on the Leased Land and to prepare the statements that Kinseth has failed to deliver. The statements prepared by Ameristar shall be conclusive on Kinseth, and Kinseth shall promptly pay all expenses incurred in the preparation of such statements and all sums, if any, as may be shown by such audit to be due as Percentage Rent.

      The business of Kinseth shall be operated so that a duplicate dated sales slip, dated invoice, register receipt or similar evidence of payment, serially numbered, shall be issued with each transaction resulting in Gross Sales or exclusions therefrom. Kinseth shall keep a general ledger, sales receipts, sales records and other supporting documentation for at least three (3) years after the end of the period to which they pertain. All such documentation shall disclose in detail all information required to permit Ameristar to verify Kinseth's Gross Sales and conform to, and be in accordance with, generally accepted accounting principles consistently applied.

      Ameristar shall have the right at any time during normal business hours after not less than three (3) days' prior written notice to Kinseth, to cause an examination or complete audit to be made of the Kinseth's documentation. If any audit or examination shall disclose that any statement of Gross Sales provided to Ameristar understates Gross Sales for the reporting period (i) Kinseth shall pay to Ameristar upon demand the resultant deficiency in Percentage Rent, together with interest at a variable rate equal to two percent (2%) per annum above the "prime rate" announced by Wells Fargo Bank of Nevada, and (ii) if the shortfall in Percentage Rent is greater than five percent (5%) of the total Percentage Rents shown by that audit to be owed for that period, Kinseth shall pay the costs of the audit and examination, including travel expenses.

      In calculating the Percentage Rent that is due for the period from the Rental Commencement Date and the last day of that fiscal year, the $1,250,000 threshold for Percentage Rent calculation shall be pro-rated for the number of days between those two dates.

      As set forth in Section 4.5 below, Ameristar agrees that payment of Percentage Rent by Kinseth shall be subordinated to payment of debt service payments owed by Kinseth to an Institutional Lender holding a first position Leasehold Lien, to the extent Kinseth's net operating revenues are not sufficient to pay both. In such event Percentage Rent shall be deferred as to Kinseth, and shall be subsequently payable by Kinseth, but not by any Leasehold Lender and its successors and assigns, in the event Kinseth subsequently generates sufficient operating revenues over and above debt service payments to repay deferred Percentage Rent owed to Ameristar on an cumulative basis. The foregoing provision shall not be construed to require the refunding by Ameristar of any rent paid by Kinseth to Ameristar.

          (C) PLACE OF RENTAL PAYMENTS. All payments of rental required to be paid to Ameristar under the terms of this Lease shall be made in lawful money of the United States, free from all claims, demands, deductions, abatements, set-offs, prior notices, or counterclaims of any kind or character, and shall be payable at Ameristar's above address or at such other place or places as may from time to time be designated by Ameristar by written notice given to Kinseth.

                           ARTICLE II
          USE OF LEASED LAND AND TITLE TO IMPROVEMENTS

     2.1 USE OF LEASED LAND. So long as Ameristar shall be engaged in gaming operations on the Casino Property, Kinseth shall use
the   Leased   Land  solely  for  the  purpose  of  constructing,
maintaining,  and operating a hotel with not less than  96  rooms
(the   "Building"  or  the  "Hotel").   The  Building  shall   be
constructed and maintained at Kinseth's sole risk and expense in accordance with the following terms:

          (A) PLANS AND SPECIFICATIONS; COMMENCEMENT OF CONSTRUCTION. Kinseth shall submit construction plans and specifications for the Building (including signage) to Ameristar for Ameristar's review and approval on or before July 1, 1999, and on an ongoing basis throughout the term of this Lease with respect to any changes, modifications, or new construction, and Kinseth shall commence construction of the Building on the earlier of September 1, 1999 or thirty (30) days after Ameristar has approved such plans and specifications.

          (B) ADJACENT HOTEL PAVILION. Kinseth agrees to connect the Building to the adjacent hotel and/or pavilion and casino with a covered, climate controlled breezeway. So long as Ameristar is engaged in a gaming operation in connection with the Casino
Property,   and  subject  to  the  nonwaivable  requirements   of
Kinseth's hotel franchisor or licensor, the exterior and interior finishes and decor of the Building and of common areas within the Building shall be in harmony with the finishes and decor of the adjacent hotel and/or casino. The foregoing provision shall be deemed to apply to the initial finishes and decor of the casino, and subsequent to the initial opening the hotel shall not be required to change finishes and decor merely because the casino changes its theme, finishes or decor. Kinseth and Ameristar shall cooperate with respect to security in the breezeway. Kinseth shall otherwise bear the responsibility and security for all of the Leased Land and the Building.

          (C) CONSTRUCTION OF BUILDING . Once construction is begun, Kinseth shall, with reasonable diligence, prosecute to completion all  construction of improvements, additions, or  alterations  of the  Building required to be constructed by Kinseth, and  in  any event  shall  have  substantially completed construction  of  the
Building   three   hundred  sixty-five  (365)  days   after   the
Commencement Date.  The completion deadline shall be extended for a  time  period  commensurate with the existence  of  any  "force
majeure,"   which   prevents  or  hinders  ongoing   construction
activities such as flood, storm, strikes, or similar occurrences outside Kinseth's control; provided, however, that in no event shall such completion deadline be extended longer than six (6)
months.   Ameristar  shall have sole control of  all  design  and
construction   decisions  relating  to   the   levee,   roadways,
driveways, entrances and exits on the Casino Property. Ameristar agrees at its expense (to the extent not otherwise provided by the relevant public or private utility companies) to stub basic utilities including water, sewer, electricity and telephone to within one hundred (100) feet of the Leased Land and to provide preliminary site grading on the Leased Land sufficient to bring the site to "rough grade." Ameristar shall be responsible for costs associated with ingress, egress, striping of parking areas,
moving   storm  sewers,  water  retention,  etc.   As  a  general
presumption, Ameristar will be responsible for costs  related  to
items   outside   the  "building  envelope,"   which   shall   be
approximately the "front of the curb." Kinseth will indemnify Ameristar, and hold Ameristar harmless from, any and all damage to Ameristar's property, including without limitation the parking lot, and from any costs, claims and liabilities asserted against Ameristar, as a result of Kinseth's construction activities.

          (D) CONSTRUCTION STANDARDS. All work shall be performed in a good and workmanlike manner with due regard for and without undue interference with Ameristar's use of the adjacent real  property, shall comply with plans and specifications approved by Ameristar, and shall comply with all governmental permits, laws, ordinances, and  regulations.  All costs of construction shall  be  borne  by
Kinseth.   Construction, staging and materials storage  shall  be
restricted to certain areas as designated by Ameristar.

          (E) INSURANCE DURING CONSTRUCTION. Kinseth shall maintain, at Kinseth's sole expense, a policy of builder's risk insurance in effect with respect to the construction of the Building
until  construction has been completed.  Policy  limits  must  be approved  by Ameristar, and shall be commensurate with the  value
of   the  Building  and  the  nature  of  Kinseth's  construction
activities.   Ameristar shall be named as an  additional  insured
under the policy.

     2.2 COMPLIANCE WITH LAWS. Kinseth shall not bring or cause or permit to be brought or kept on the Leased Land anything which will in any way conflict with any law, ordinance, rule, or regulation, or commit or suffer to be committed any waste upon the Leased Land, or use or allow the Leased Land or the Building
to  be  used  for  any  unlawful purpose.   Kinseth  agrees  that
throughout the terms of this Lease Kinseth shall fully comply with all rules, regulations and laws of any government authority having jurisdiction over the Leased Land or the Building or
Kinseth,   including  without  limitation,  those   relating   to
environmental quality, hazardous waste or hazardous substances.

     2.3  OTHER TERMS OF USE.

          (A) FRANCHISE AND RATING. So long as Ameristar has gaming operations on the Casino Property, the Building must be operated as a franchise of Hampton Inn, or such other franchisor that is acceptable to Ameristar subject to the terms of Section 3.8 (m)
below.   Kinseth  must  obtain and  maintain  a  "3  Diamond"  or
equivalent  designation from the American Automobile  Association or such other designation and rating agency acceptable to Ameristar with respect to the operation of the Building as a
limited   service  hotel.   All  expenses  associated  with   the
operation of the Leased Land shall be borne by Kinseth.

          (B) OPERATIONS. So long as Ameristar has gaming operations on the Casino Property, the Building shall be operated continuously during the Term as a first class hotel, meeting the highest of standards set by the franchisor and the industry.

          (C) RESTAURANT. So long as Ameristar shall be operating a restaurant on the Casino Property, the Building cannot include a restaurant or coffee shop without the prior written consent of Ameristar which can be refused in Ameristar's sole discretion; however, Kinseth shall be permitted to provide a "continental breakfast" for its patrons between the hours of 6:30 a.m. and 10:00 a.m., may obtain its own liquor license, may bring in catered food and drink in conjunction with its rental of rooms for conventions and business meetings, and Kinseth may sell nonperishable snack products in its gift shop or through vending machines, and may operate a pantry-type warming station for service of such items.

          (D) EXCLUSIVE RIGHT TO ADVERTISE. During the Term and so long as Ameristar or its successors operates a casino on the Casino
Property, Kinseth agrees that it shall not advertise or permit another casino to place literature or other material promoting such other casino on the Leased Land or in the Building.

     2.4 TITLE TO BUILDINGS. Title to the Building and appurtenances thereto on the Leased Land and all other improvements and fixtures constructed or placed on the Leased Land by Kinseth in conjunction with the construction, use or occupancy of the Building shall be and remain in Kinseth or such tenants during the Term unless otherwise approved or requested by Ameristar. Kinseth shall have the right to make alterations, changes, and repairs as provided herein. Title to the

Building and all such other buildings, permanent improvements, and fixtures on the Leased Land shall automatically revert to Ameristar upon the expiration of the Term or other termination of this Lease. Kinseth covenants and agrees that upon expiration of the Term or other termination of this Lease it will yield up and deliver the Leased Land with any such buildings, permanent improvements, and fixtures upon the Leased Land to Ameristar or its successor in interest at such time free and clear of all liens and encumbrances of any kind, subject in the event such termination results from a default by Kinseth, to the rights of a Leasehold Lender to obtain a New Lease under the terms of Section 4.5(g) below.

                           ARTICLE III
              MAINTENANCE, REPAIRS, AND ALTERATIONS

     3.1 GENERAL MAINTENANCE AND REPAIR. Throughout the Term, Kinseth shall, at Kinseth's sole cost and expense, maintain the Building and any other improvements constructed on the Leased Land in first class condition and repair and in accordance with all applicable laws, rules, ordinances, orders, and regulations of (i) federal, state, county, municipal, and other governmental agencies and bodies having or claiming jurisdiction and all their respective departments, bureaus, and officials, (ii) the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction, (iii) all insurance companies insuring all or any part of the Building or other improvements on the Leased Land, (iv) the standards of comparable hotels in comparable markets and locations, as may be in effect from time to time, and (v) Kinseth's franchisor and the "3 Diamond" or equivalent designation from the American Automobile Association for limited service hotels or other such designation and rating agency acceptable to Ameristar. Kinseth shall manage and operate the Building in a first class and professional manner.

       If, at any time, Ameristar concludes, in its sole discretion, that the condition of the Building or the guest services provided by Kinseth do not meet the criteria listed in the preceding paragraph, Ameristar will give notice to Kinseth and shall state with as much specificity as possible the reasons for Ameristar's dissatisfaction. Ameristar's conclusion may be based, among other things, on the results of inspections conducted by Kinseth's franchisor, or the failure of Kinseth's franchisor to conduct such inspections. Thereafter, Kinseth shall have not less than ninety (90) days to cure any defects or faults alleged by Ameristar.

      If Ameristar is still dissatisfied with the inspection report from Kinseth's franchisor, or the failure of such franchisor to inspect, Ameristar may then request that the Building and the hotel be inspected by a mutually agreeable independent inspector, it being agreed that Richey International is acceptable, who will conduct an inspection using its standards for the "3 Diamond" hotels report, as certified by the American Automobile Association or a "3 star" hotels' report as certified by Mobil. The independent inspector shall then give a rating based on its inspection, exclusive of administrative matters and areas completely outside of Kinseth's control, as defined above, and shall determine whether the Building and the hotel are in compliance with 90% of the evaluation criteria for receiving a "3 Diamond" or "3 Star" rating. Kinseth shall be deemed to have failed the inspection if the rating is less than 90% compliant, provided that Kinseth will not be penalized for areas that are Ameristar's responsibility, such as maintaining all public areas and roadways, landscaping (except within the Leased Land) and parking areas. If Richey International is no longer in the business of inspecting and rating hotels, the parties shall mutually select another company to provide such services. If the parties cannot agree on such other party, but if they can agree on a person who is in the hotel business, then that third person shall select the inspection company. If the parties cannot agree on either an inspection company or a third person to select an inspection company, each party shall promptly choose an independent arbitrator, which two arbitrators shall in turn name a third arbitrator, and a majority of said arbitrators shall select an inspection company.

      Once Ameristar has requested that Richey International or another agreed upon independent inspector make inspections hereunder, such inspector shall make all future inspections for purposes of this Section 3.1, unless Ameristar gives notice to Kinseth that it will once again accept the rating and inspection of Kinseth's franchisor. Ameristar shall pay all costs of Richey International or the inspector chosen in lieu of Richey International. Kinseth shall pay all costs of the inspection conducted by its franchisor.

      If Kinseth fails to maintain a 90% compliance rating, whether such inspection is conducted by Kinseth's franchisor or another independent inspector, for three (3) consecutive inspections, but which time period shall in no event be fewer than twelve (12) months, Kinseth shall have three (3) months to cure any defect or fault. Thereafter a special inspection shall be ordered. If either such inspection or the next subsequent inspection shows that Kinseth has again failed to maintain a 90% compliance rating, Kinseth shall be in default under this Lease and Ameristar may terminate the Lease, subject to the provisions contained herein pertaining to Kinseth's Leasehold Lender.

     Ameristar covenants and agrees that so long as it is engaged in the conduct of a gaming operation in connection with the Casino Property, Ameristar will keep its public areas up to the standard described by the American Automobile Association as necessary to obtain a "3 Diamond" award.

     Except as provided in Section 3.5, in the event of damage or destruction of all or any part of the Building or other improvements, Kinseth shall promptly and diligently repair, restore, and replace improvements as required to comply with the preceding paragraph, or remedy all damage to or destruction of all or any part of the improvements. After completion of the repair, restoration, or replacement, the improvements on the Leased Land shall be at least equal in fair market value, quality, and use to the condition of the improvements before the damage or destruction occurred, except as expressly provided to the contrary in this Lease.

      Nothing in this Section defining the general duty of maintenance and repair shall be construed as limiting any specific right given elsewhere in this Lease to alter, modify, demolish, remove, or replace any improvement, or as limiting provisions relating to condemnation, or to damage or destruction during the final year or years of the Term. No deprivation, impairment, or limitation on use resulting from any event or work contemplated by this Section shall entitle Kinseth to any offset, abatement, or reduction in rent or to any termination or extension of the Term.

     3.2 PARKING; SNOW REMOVAL; LANDSCAPING. Ameristar shall maintain the parking areas, and provide lighting for the parking areas on the Casino Property during the Term. Ameristar shall also keep parking areas and sidewalks and roadways giving access to the Building free and clear of ice and snow. Kinseth shall be responsible for installing and maintaining all landscaping on the Leased Land and shall provide for garbage removal. All landscaping must be approved by Ameristar.

     3.3 UTILITIES. The cost of all utility services required for or provided to the Building or the Leased Land shall be borne by Kinseth, except that the cost of lighting parking areas on adjacent property owned by Ameristar shall be borne by Ameristar.

     3.4  GOVERNMENTAL AUTHORITIES.  During the Term, Kinseth shall
promptly   comply   with   all  applicable   laws,   regulations,
ordinances, requirements, and orders of governmental authorities relating to the Leased Land and any improvements thereon, including but not limited to the making, at its sole expense, of any installation, alteration, modification, change, or repair, whether structural or otherwise; provided, however, that nothing in this Section shall be construed to eliminate Kinseth's right to benefit from any exemption or "grandfather" provision, or its equivalent, or to challenge the validity, applicability, or
interpretation   of   any   such  law,   regulation,   ordinance,
requirement, or order and to defer compliance until the challenge is completed.

     3.5 LAST YEAR OF TERM. Anything herein to the contrary notwithstanding, Kinseth shall not have the right during the last 365 days of the Term to alter, remove or demolish, in whole or in part, any buildings, structures, or other improvements which exist upon the Leased Land 365 days prior to the end of the Term, except with the prior written consent of Ameristar.

     3.6 LIMITATION ON AMERISTAR'S RESPONSIBILITIES. This Lease shall not be construed to require Ameristar, under any circumstances, to furnish any services or facilities or to make any improvements, repairs, or alterations of any kind in or on the Leased Land except as expressly provided herein. Ameristar's election to perform any obligation of Kinseth on Kinseth's failure or refusal to do so shall not constitute a waiver of any right or remedy for Kinseth's default, and Kinseth shall promptly reimburse, defend, and indemnify Ameristar against all liability, loss, cost, and expense arising from it.

     3.7  USE OF MARKS.

          (A)  LICENSE TO USE AMERISTAR SERVICE MARKS.

        i. Ameristar hereby grants to Kinseth a nonexclusive worldwide right and license to use the names and service marks listed on
Exhibit B hereto and such other names and marks as Ameristar  may add to Exhibit B from time to time upon written notice to Kinseth
(the  "Ameristar  Marks") in connection with  the  promotion  and advertising  of the hotel located on the Leased Land  during  the term  of this Lease, subject to the limitations described in this
paragraph.   All other use of the Ameristar Marks by  Kinseth  is
prohibited.

         ii. Each and every use of the Ameristar Marks shall include the service mark notices, colors, designs, and proportionate sizes, shapes,  and  features all precisely as indicated  by  Ameristar,
from  time  to  time.   Kinseth shall  submit  to  Ameristar  for
approval all proposed uses of the Ameristar Marks prior to Kinseth's publication, distribution or use thereof.

          iii. The rights and licenses granted under this Lease permitting the use of the Ameristar Marks shall not be assignable or transferable by Kinseth in any manner whatsoever, nor shall Kinseth have the right to grant any sublicenses, except by prior written consent of Ameristar, which consent Ameristar may grant or withhold in its sole discretion. Any unauthorized assignment or transfer by Kinseth shall be voidable by Ameristar.

iv. Ameristar specifically reserves the right in its sole discretion to use and without limitation to license others to use and to license the Ameristar Marks. Kinseth acknowledges the ownership rights of Ameristar Casinos, Inc. and the licensed rights of Ameristar in the Ameristar Marks, and further acknowledges that Kinseth will not challenge such ownership or licensed rights in the Ameristar Marks.
          (B)  LICENSE TO USE KINSETH AND FRANCHISOR SERVICE MARKS.

         i. Kinseth hereby grants to Ameristar a nonexclusive worldwide right and license to use the names and service marks, including
to   the   extent   permissible,  its  franchisor's   Marks   and
designations, listed on Exhibit C hereto and such other names and marks as Kinseth may add to Exhibit C from time to time upon written notice to Ameristar (the "Kinseth Marks") in connection with the promotion and advertising of the Casino during the term of this Lease, subject to the limitations described herein. All other use of the Kinseth Marks by Ameristar is prohibited.

ii. Each and every use of the Kinseth Marks shall include the service mark notices, colors, designs, and proportionate sizes, shapes and features all precisely as indicated by Kinseth, from time to time.
iii. The rights and licenses granted under this Lease permitting the use of the Kinseth Marks shall not be assignable or transferable by Ameristar in any manner whatsoever, nor shall Ameristar have the right to grant any sublicenses, except by prior written consent of Kinseth. Any unauthorized assignment or transfer by Ameristar shall be voidable by Kinseth.
iv. Kinseth specifically reserves the right in its sole discretion to use and without limitation to license others to use and to license the Kinseth Marks. Ameristar acknowledges the ownership rights of Kinseth and its franchisor in the Kinseth Marks and further acknowledges that Ameristar will not challenge such rights in the Kinseth Marks.
     3.8  OPERATIONAL ISSUES.

          (A) RESERVING ROOMS FOR CASINO FUNCTIONS. Ameristar may from time to time, and at its option, reserve up to 60 rooms in the Hotel in advance of the date of actual use, but in no event may Ameristar reserve more rooms for any date than that number not previously reserved by other guests. The rate charged by Kinseth for such rooms shall be the lowest available rate for the date(s) of the reservation, including package plan rates. If the rate for the dates reserved have not yet been set, Kinseth shall advise Ameristar of the rate as soon as it is available.

     Ameristar shall advise Kinseth of the identity of the person who shall occupy a room. Except as otherwise provided herein, Kinseth shall collect its charges and fees directly from that guest. If the person is a "no-show", and if Kinseth in fact denies a person a room that night because there are no vacancies, Ameristar will pay Kinseth the cost of that room.

     Ameristar shall be responsible for the payment of the charge for rooms reserved by it, provided, however, that Ameristar shall not be charged for any rooms under the following circumstances:

               i. A guest designated by Ameristar actually uses the room, in which event Kinseth shall collect all fees and charges from the guest unless Ameristar has advised Kinseth that Ameristar intends to pay for such room;

                ii. A guest designated by Ameristar does not show, but Kinseth did not deny any person a room for that night because of unavailability;

                iii. Ameristar releases 40 or more reserved rooms at least 21 days before the scheduled date of use;

               iv. Ameristar releases 21 to 39 reserved rooms at least 14 days before the scheduled date of use;

                v. Ameristar releases up to 20 rooms at least 2 days before the scheduled date of use; and

                vi. With respect to rooms released by Ameristar outside of the time limits set forth in paragraphs ii, iii and iv hereof, Kinseth actually rents such rooms to another guest.

          (B) RIGHT OF FIRST REFUSAL. If Kinseth receives a request to reserve 50 or more rooms from any party, Kinseth shall first offer  such  rooms  to  Ameristar upon  the  terms  specified  in paragraph  (a)  hereof.  Ameristar shall have  twenty-four  hours after  such  offer  has been communicated to Ameristar's  general manager or designee to accept or reject such offer.  If rejected,
Kinseth  may  accept the reservation with the  third  party.   If
Ameristar accepts the offer, Kinseth shall reserve the rooms for Ameristar and shall reject the reservation by the third party.


          (C)  COMPING OF GUESTS.  Ameristar may, at its option, decide to
pay  all  or  part  of  the bill of a guest  of  the  Hotel.   If
Ameristar  elects to pay all or part of a bill, it  shall  inform
Kinseth  according  to procedures established  by  Ameristar  and communicated to Kinseth.  If Ameristar so notifies Kinseth  of  a comp, Kinseth shall not thereafter attempt to collect such amount
from  the  guest.   Kinseth shall bill  Ameristar  for  any  such
amounts and Ameristar agrees to pay such amounts to Kinseth within 30 days.

          (D) INTEGRATION OF KINSETH'S PMS SYSTEM WITH AMERISTAR'S POS SYSTEM. At such time as it becomes technologically feasible, and subject to Kinseth's franchisor's approval, Kinseth agrees to cooperate with Ameristar to integrate its property management computer system ("PMS System") with Ameristar's point of sale system ("POS System"), and

Ameristar agrees to cooperate with Kinseth in all reasonable respects with respect to such integration. Ameristar shall pay all out-of-pocket costs necessary to complete such integration. Until an integration of Kinseth's PMS system with Ameristar's POS System can be reasonably accomplished, Ameristar and Kinseth agree to devise a system where such charges can be handled in a manner mutually agreeable to both parties.

          (E) REFERRALS. Provided that Kinseth has not defaulted in the quality standards required to be maintained by it under the Lease
Agreement between Kinseth and Ameristar, and to the extent permitted by law, Ameristar agrees to refer any guests it cannot accommodate to the Hotel. Provided that Ameristar maintains quality standards in its hotel at least equal to those maintained by Kinseth in its Hotel and to the extent permitted by law, Kinseth agrees to refer any guests it cannot accommodate in the Hotel or the adjacent hotel (so long as Kinseth or its affiliate owns the adjacent hotel) to Ameristar's hotel. Kinseth hereby grants Ameristar reasonable access to the Hotel from time to time for the purpose of inspecting the Hotel. Ameristar hereby grants
Kinseth reasonable access to its hotel from time to time for the purpose of inspection Ameristar's hotel.

          (F) GROUP RATE REFERRALS. If Ameristar refers a block of rooms which are part of a larger group to Kinseth as a result of an
Ameristar generated group sale (including promotions designed  to
increase  occupancy  by  offering  specific  hotel  packages   to
specific  groups), Kinseth shall match the group rate offered  by
Ameristar  for  such  groups unless  Kinseth's  hotel  is  or  is reasonably expected to be "fully occupied" (i.e., more  than  95%
full).   If  Ameristar is or is reasonably expected to  be  fully
occupied  and  refers  an entire group to Kinseth,  Kinseth  will match the group rate offered by Ameristar for other groups booked in the Ameristar hotel in the same period, unless Kinseth's hotel
is   or   is   reasonably   expected  to   be   fully   occupied.
Notwithstanding the foregoing, Kinseth shall not be obligated to accept hotel guests referred to Kinseth by Ameristar if the room rate is less than 50% of Kinseth's rack rate on a requested date for standard room types (i.e. king or double room types).

          (G) CONFIDENTIALITY. Kinseth acknowledges and agrees that the identity of guests or patrons of the casino and Ameristar's willingness  to  provide complementary services  to  a  guest  or
patron   are  valuable  trade  secrets  of  Ameristar.    Kinseth
covenants and agrees that it shall not use, during the course  of
Kinseth's   lease   with  Ameristar  or  thereafter,   any   such
confidential   or   proprietary  information  or   divulge   such
information to any person, unless Kinseth is compelled to disclose such information by a governmental process.

     Ameristar acknowledges and agrees that the identity of guests or patrons of the Hotel and the identity of any such guests as members of Hampton Inn's frequent traveler/guest program, if any, are valuable trade secrets of Kinseth and/or Hampton Inn. However, Kinseth also acknowledges that such information is critical to Ameristar so that proper attention can be given to preferred customers of Ameristar's casino. Kinseth agrees to reasonably cooperate with Ameristar so as to provide to Ameristar, upon its request, the names and addresses of Kinseth's hotel guests. Ameristar shall keep such lists separate from other information. Ameristar is not authorized to use such information to market hotel rooms to individuals on such list without Kinseth's prior approval. Except as permitted herein, Ameristar covenants and agrees that it shall not use, during the course of Kinseth's lease with Ameristar or thereafter, any such confidential or proprietary information or divulge such information to any person without the prior consent of Kinseth, unless Ameristar is compelled to disclose such information by a governmental process. Notwithstanding the foregoing, Kinseth acknowledges that Ameristar may compile a list of gaming customers from sources independent of Ameristar's access to Kinseth's PMS system and that such list may include guests of the Hotel. Kinseth agrees that Ameristar's use of such independently compiled information will not violate the covenant of Ameristar hereunder.

          (H) EMPLOYEE PARKING. Kinseth agrees to use for employee parking only such spaces in the parking lot as Ameristar may designate for Hotel employee parking. Such spaces may be in a separate lot that is off-site and designated solely for Hotel employee parking.

          (I) MARKETING PROGRAMS. Ameristar and Kinseth agree to cooperate on any marketing programs that either party may desire
to   implement  and,  including  proposals  for  joint  marketing programs; provided, however, that such cooperation shall not be deemed to require a party to pay for the cost of a program beyond what it desires to pay. Kinseth shall have the right to provide marketing materials for Ameristar's casino in its hotel room, but shall not provide materials relating to other casinos. Ameristar shall have the right to inspect Kinseth's facilities and hotel rooms at reasonable times to verify that no marketing materials for competing casino properties are being distributed.

          (J) USE OF EMPLOYEE FACILITIES BY KINSETH EMPLOYEES. Ameristar may, at its option, require that all employees of the Hotel be out-of-uniform when they visit Ameristar's facilities. Employees of the Hotel shall not be eligible for promotions, programs, perquisites and other benefits offered to Ameristar employees.
Hotel employees using such facilities must abide by all policies and procedures implemented by Ameristar, including, without limitation, all non-solicitation policies. Ameristar may deny use of the facilities to any Hotel employee for any or no reason.

          (K) INTEGRATION OF TELEPHONE SYSTEM. The parties will explore the possibility of integrating their respective telephone systems
so  that calls can be switched from one system to the other.   If
either  party reasonably concludes that such integration  is  not feasible, Kinseth shall provide, to the extent permitted  by  its franchisor,  and  at  Ameristar's cost, one  of  its  PMS  System terminals to Ameristar for installation in Ameristar's PBX  room.
The  parties  agree  to divide equally the  cost  of  any  wiring
required  to  attach  such  terminal to  the  PMS  System.   Such
terminal shall be in addition to the terminal described in paragraph 3 above.

          (L) FOOD SERVICE. Kinseth has the right under Section 2.3(c) above of the Lease Agreement to offer the guests of the Hotel a continental breakfast between the hours of 6:30 a.m. and 10:00 a.m.

     From time to time Ameristar may also offer guests of the Hotel discounts on food at restaurants operated by Ameristar or gaming information and promotional items. If Ameristar desires to make these discounts available to guests of the Hotel, Kinseth agrees to make such offers available to its guests by allowing Ameristar to display information and promotional materials in public areas and in guest rooms. Kinseth shall have the right to approve all such material, provided that such consent shall not be unreasonably withheld.

          (M) CHANGE OF FRANCHISOR. Notwithstanding references in this Ground Lease to Hampton Inn as franchisor of Kinseth, Kinseth may change its franchisor, but only upon prior written consent of Ameristar, which consent shall not be unreasonably withheld provided that quality standards are not diminished and the terms of this Ground Lease can be met by Kinseth under the terms of any new franchise agreement entered into in connection with such change.


                           ARTICLE IV
                  MORTGAGES AND LEASEHOLD LIENS

     4.1 ENCUMBRANCE BY AMERISTAR. Ameristar may, as security for its own obligations, encumber its interests in the Leased Land and assign its right to receive rentals and its interest as landlord under this Lease. Kinseth agrees that its interest in the Leased Land under this Lease shall be subordinate to existing or future liens in favor of Ameristar's lender(s), provided that Ameristar obtains from its lender a recognition, nondisturbance and attornment agreement in favor of Kinseth, whereby the
interests  of  Kinseth  under  this  Lease  are  and   shall   be
subordinated to the lien granted by Ameristar, upon the condition that such lender or lienholder agrees to recognize Kinseth's interests under this Lease and to not disturb Kinseth and to attorn to Kinseth and any permitted successors and assigns and
any   Leasehold  Lenders  of  Kinseth.   Ameristar's  lender   or
lienholder  shall  not  claim any lien  on  or  interest  in  the
Building, except by virtue of its receipt of a collateral assignment of Ameristar's interest as landlord under this Lease, and the reversionary interest of Ameristar pursuant to Sections
2.4  and 11.4 herein.  The parties agree to execute ordinary  and
customary   documentation  acknowledging  and  confirming   their
agreements in this Section 4.1 within fifteen (15) days of receipt of a written request by the other party or its lender that it do so.

     4.2 ENCUMBRANCE BY KINSETH. So long as Kinseth shall not be in default under the terms of this Lease at the time of the granting, and subject to the terms hereof, Kinseth shall have the right to grant to an "Institutional Lender" as that term is defined in Section 4.5 below, a mortgage or trust deed lien upon or  a  security interest in its leasehold estate under this Lease and in the Building and any other improvements constructed by Kinseth on the Leased Land (a "Leasehold Lien"), and to refinance such Leasehold Lien; provided that each such Leasehold Lien shall be  subordinate and subject to Ameristar's reversionary  interest
in   the  Building  and  Leased  Land.   The  amount,  terms  and
conditions of the obligations secured by or contained in a Leasehold Lien as defined by Section 4.5 below shall be subject to Ameristar's prior written approval, which shall not be unreasonably withheld or delayed. Any Leasehold Lien shall not
be   for  a  period  exceeding  the  Term.   In  no  event  shall
Ameristar's  fee title or reversionary interest be encumbered  by or be subject to the Leasehold Lien. Kinseth shall make payment when due and before delinquency of all principal, interest, and other charges for which Kinseth may be or become obligated under
any obligations secured by or contained in a Leasehold Lien.   In
the event Kinseth grants such Leasehold Lien, the Leasehold Lender Protection Provisions set forth in Section 4.5 below, and the option set forth in Section 4.4 below of Ameristar to cure defaults in the monetary obligation secured by the Leasehold
Lien,  shall  both apply.  The aggregate amount of all  Leasehold
Liens shall
not, at any time, exceed the greater of Four Million Five Hundred Thousand Dollars ($4,500,000) or seventy five percent (75%) of the then current appraised value of the Building and improvements (existing or to be constructed with the proceeds of the Leasehold
Lien) on the Leased Land (the "Aggregate Principal Amount").   In
the  event such Leasehold Lien is collateralized by other  assets of Kinseth or its affiliates, or proceeds of such financing are used for any assets or purposes unrelated to the Leased Land and Building, the Leasehold Lender shall agree to a fair and equitable allocation of such indebtedness and debt service between the Leased Land and Building and such other assets, and a specific "release price" to release the Leasehold Lien on the Leased Land and Building not to exceed at any time the Aggregate Principal Amount plus accrued interest and costs of collection attributable to the Leasehold Lien on the Leased Land, such that in the event of default by Kinseth hereunder or under the Leasehold Lien, Ameristar may exercise its rights pursuant to
Sections  4.4,  4.5(f)(vii), and/or 11.11 herein to  pay  off  or
assume  such  portion  of  the  financing  attributable  to   the
Building,  the  Leased Land, or the improvements located  on  the
Leased  Land.   Notwithstanding anything herein to the  contrary,
the Aggregate Principal Amount of the "Initial Leasehold Lien" shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000). As used in this Lease, the term "Initial Leasehold Lien" shall mean the first permanent term loan, or the first combination construction-permanent "mini-perm" loan, placed by Kinseth on its leasehold interest in the Leased Land and on its interest in the Building, provided that the Initial Leasehold Lien shall have a term of not less than five (5) years following completion of construction of the Building on the Leased Land.

     4.3 CERTIFICATES OF LEASE STATUS. Kinseth agrees, at any time and from time to time, upon receipt of not less than twenty (20) days' prior written request therefor from Ameristar to execute, acknowledge, and deliver to Ameristar a statement in writing, certifying, if such is the case, that this Lease is then unmodified and unamended and that the Lease is in full force and
effect.   If there have been modifications or amendments to  this
Lease, said statement shall certify that the Lease is in full force and effect as then modified and amended, and shall set
forth or attach such modifications and amendments in full.   Said
statement shall further state the dates to which the basic rental or other charges have been paid, and whether or not there is any existing default by Kinseth with respect to any covenant, promise, or agreement on the part of Kinseth under this Lease. Ameristar agrees to provide similar statements upon the written request of Kinseth.

     4.4 FORECLOSURE OF LEASEHOLD LIEN -- OPTION OF AMERISTAR TO CURE. Prior to commencing any action to foreclose a Leasehold Lien, the holder thereof (the "Leasehold Lender") shall notify Ameristar in writing of the default by Kinseth with a statement of the amount then  due  and offer to withhold any acceleration of maturity  of the  obligation,  payment of which is secured  by  the  Leasehold
Lien, if Ameristar remedies such default within thirty (30)  days of  receipt of such notice.  Ameristar shall have the option, but shall not be obligated, to cure Kinseth's default by making payment to the holder of all sums due and by curing any other defaults reasonably susceptible to cure by Ameristar within
thirty  (30)  days  of  receipt of  the  notice.   In  the  event
Ameristar shall cure Kinseth's default, the Leasehold Lender shall reinstate the Leasehold Lien in all respects as if no default had occurred. If a default is not reasonably susceptible to cure by Ameristar within thirty (30) days, the Leasehold Lender shall not accelerate or exercise remedies so long as Ameristar has commenced to cure, and diligently pursues efforts to cure until completed, and all sums required to be paid under the Leasehold Lien are timely paid during the time periods provided in this Section 4.4.

      Any sums paid by Ameristar to the Leasehold Lender shall be considered additional rental immediately due and payable to Ameristar by Kinseth under this Lease, and the failure of Kinseth to pay such amounts in full within ten (10) days after Ameristar shall have sent written notice to Kinseth demanding payment shall be an event of default under this Lease.

      Any exercise of Ameristar's option to cure a default in a Leasehold Lien shall not constitute an assumption by Ameristar of the obligation nor a waiver of Kinseth's obligations to make payments and perform in full under the terms of any obligations secured by a Leasehold Lien. Subsequent and successive defaults by Kinseth in making payments required by any Leasehold Lien shall be subject to the foregoing provisions each time any such default occurs.

     In the event of a default by Kinseth on a Leasehold Lien, in addition to Ameristar's option to cure such default as set forth above without assuming the obligation of Kinseth under the Leasehold Lien, Ameristar shall, upon written notice to Kinseth and to Leasehold Lender and the failure of Kinseth to cure such default within the applicable time period specified herein, have the option to terminate, forfeit and/or acquire Kinseth's interest in the Leased Land and preserve this Lease in effect and may substitute itself as lessee under this Lease and assume the Leasehold Lien on the same "nonrecourse" basis as set forth in
Section 4.5(f)(vii)(2) below, provided such actions shall not terminate this Lease nor extinguish the lien of the Leasehold Lender in the Leased Land and Ameristar obtains an opinion of Iowa legal counsel acceptable to Leasehold Lender that no "merger" of the leasehold interest in the Leased Land into the fee interest of Ameristar shall occur.

       Any judgment foreclosing a Leasehold Lien and the foreclosure sale thereunder shall not release Kinseth from any of Kinseth's obligations under this Lease. Kinseth shall ensure that all provisions contained in this Lease requiring the agreement of a Leasehold Lender shall be incorporated into documents to which such Lender is a party and that executed copies of all documents relating to the creation of a Leasehold Lien or an obligation secured thereby shall be delivered to Ameristar within ten (10) days of execution thereof.

     4.5 LEASEHOLD LENDER PROTECTION PROVISIONS. In the event that Kinseth shall grant a Leasehold Lien to an Institutional Lender as contemplated pursuant to Section 4.2 above, the following provisions shall apply for the benefit of such Leasehold Lender,
its  successors  and  assigns  (including  any  purchaser  at   a
foreclosure sale or deed in lieu thereof) notwithstanding any contrary provisions in this Lease:

          (A)  NOTICE TO AMERISTAR.

                 i.   (1)            If Kinseth shall, on one or more occasions,
grant a Leasehold Lien to an Institutional Lender and if the holder of such Leasehold Lien shall provide Ameristar with notice of such Leasehold Lien together with a true copy of such Leasehold Lien and the name and address of such Leasehold Lender, Ameristar and Kinseth agree that, following receipt of such notice by Ameristar the provisions of this Section 4.5 shall apply in respect to such Leasehold Lien.

                     (2)   In  the event of any assignment  of  a
Leasehold Lien or in the event of a change of address of a Leasehold Lender or of an Assignee of such Leasehold Lien, notice of the new name and address shall be provided to Ameristar.

                 ii. Ameristar shall promptly upon receipt of a communication provided for by subsection (a)(i) above acknowledge by a written instrument receipt of such communication as constituting the notice provided for by subsection (a)(i) above or, in the alternative, notify Kinseth and the Leasehold Lender of the rejection of such communication as not conforming with the provisions of subsection (a)(i) and specify the specific basis of such rejection.

iii. After Ameristar has received the notice provided for by subsection (a)(i) above, Kinseth if it has not already done so, shall with reasonable promptness provide Ameristar with copies of the note or other obligation secured by such Leasehold Lien and of any other documents pertinent to the Leasehold Lien as specified by Ameristar. Kinseth shall thereafter also provide Ameristar from time to time with a copy of each amendment or other modification or supplement to such instruments. All documents shall be accompanied by a certification by Kinseth that such documents are true and correct copies of the originals.
From time to time, Kinseth shall notify Ameristar of the date and place of recording and other pertinent recording data with respect to such instruments as have been recorded.
          (B)  DEFINITIONS.

                 i. The Term "Institutional Lender" as used in this Article IV shall refer to a savings bank, savings and loan association, commercial bank, trust company, credit union, investment bank, insurance company, college, university, real estate investment trust or pension fund, investment banker, mortgage banker, or agents for any of the foregoing. The term "Institutional Lender" shall also include other lenders of substance which perform functions similar to any of the foregoing, and which have assets in excess of One Hundred Million Dollars ($100,000,000) at the time the obligation secured by the Leasehold Lien is made.

ii. The term "Leasehold Lien" as used in this Article IV shall include a mortgage, a deed of trust, a deed to secure debt, or other security instrument by which Kinseth's leasehold estate is mortgaged, conveyed, assigned, or otherwise transferred, to secure a debt or other obligation.
iii. The term "Leasehold Lender" as used in this Article IV shall refer to a holder of a Leasehold Lien in respect to which the notice is provided for by subsection (a) of this Section 4.5 has been given and received and as to which the provisions of this
Section 4.5 are applicable.
          (C)  CONSENT OF LEASEHOLD LENDER REQUIRED.

      No cancellation, surrender or modification of this Lease shall be effective as to any Leasehold Lender unless consented to in writing by such Leasehold Lender, which consent shall not be unreasonably withheld or delayed.

          (D)  DEFAULT NOTICES.

       Ameristar,   upon  providing  Kinseth   any   notice   of:
(i) default under this Lease or (ii) a termination of this Lease, or (iii) a matter on which Ameristar may predicate or claim a default shall at the same time provide a copy of such notice to Leasehold Lender. No such notice by Ameristar to Kinseth shall be deemed to have been duly given unless and until a copy thereof has been so provided to Leasehold Lender. From and after such notice has been given to a Leasehold Lender, such Leasehold Lender shall have the same period, after the giving of such notice upon it, for remedying any default or acts or omissions which are the subject matter of such notice or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in subsections (e) and (f) of this Section 4.5 to remedy, commence remedying or cause to be remedied the defaults or acts or omissions which are the subject matter of such notice specified in any such notice. Ameristar shall accept such performance by or at the instigation of such Leasehold Lender as if the same had been done by Kinseth. Kinseth authorizes each Leasehold Lender to take any such action at such Leasehold Lender's option and does hereby authorize entry upon the premises by the Leasehold Lender for such purpose.

          (E)  NOTICE TO LEASEHOLD LENDER.

                 i. Anything contained in this Lease to the contrary notwithstanding, if any default shall occur which entitles Ameristar to terminate this Lease, Ameristar shall have no right to terminate this Lease unless, following the expiration of the period of time given Kinseth to cure such default, Ameristar shall notify Leasehold Lender of Ameristar's intent to so terminate at least thirty (30) days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money, and at least forty-five (45)
days   in  advance  of  the  proposed  effective  date  of   such
termination if such default is not capable of being cured by the payment of money. The provisions of subsection (f) below of this
Section 4.5 shall apply if, during such thirty (30) or forty-five
(45) day Termination Notice Period, any Leasehold Lender shall:

                    (1) notify Ameristar of such Leasehold Lender's desire to nullify such notice, and

(2) pay or cause to be paid all rent, additional rent, and other payments then due and in arrears as specified in the Termination Notice to such Leasehold Lender and which may become due during such thirty (30) or forty-five (45) day period, and
(3) comply or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this Lease then in default and reasonably susceptible of being complied with by Leasehold Lender; provided, however, that such Leasehold Lender shall not be required during such forty-five
(45) day period to cure or commence to cure any default consisting of Kinseth's failure to satisfy and discharge any payment due to such Leasehold Lender on the Leasehold Lien, or any lien, charge or encumbrance against Kinseth's interest in this Lease or the Leased Land junior in priority to the Leasehold Lien held by such Leasehold Lender.

                 ii. Any notice to be given by Ameristar to a Leasehold Lender pursuant to any provision of this Section 4.5 shall be deemed properly addressed if sent to the Leasehold Lender who served the notice referred to in subsection (a)(i)(1) unless notice of a change of Mortgage ownership has been given to Landlord pursuant to subsection (a)(i)(2).

          (F)  PROCEDURE ON DEFAULT.

                 i. If Ameristar shall elect to terminate this Lease by reason of any default of Kinseth, and a Leasehold Lender shall have proceeded in the manner provided by subsection (e) of this
Section 4.5, the specified date for the termination of this Lease as fixed by Ameristar in its Termination Notice shall be extended for a period of six (6) months, provided that such Leasehold
Lender shall, during such six (6) month period:

          (1) Pay or cause to be paid the rent, additional rent and other monetary obligations of Kinseth under this Lease as the same become due and continue its good faith efforts to perform all  of
Kinseth's   other   obligations  under  this   Lease,   excepting
(A)  Kinseth's  obligations  to  pay  any  percentage  rents   to
Ameristar pursuant to Section 1.4(b) herein, at any time during which Kinseth is delinquent on its monetary obligations to Leasehold Lender; (B) obligations of Kinseth to satisfy or otherwise discharge any payment due to Leasehold Lender on its Leasehold Lien, or any lien, charge or encumbrance against Kinseth's interest in this Lease or the Leased Land junior in priority to the lien of the mortgage held by such Leasehold
Lender; (C) reimbursement of amounts advanced by Ameristar to Leasehold Lender on behalf of Kinseth to cure monetary defaults by Kinseth on the obligation secured by the Leasehold Lien; and
(D) past nonmonetary obligations then in default and not reasonably susceptible of being cured by such Leasehold Lender;
and

(2)  if not enjoined or stayed, take steps to acquire or sell
Kinseth's interest in this Lease by foreclosure of the Leasehold
Lien or other appropriate means and prosecute the same to completion with due diligence.
                 ii. If at the end of such six (6) month period such Leasehold Lender is complying with subsection (f)(i), this Lease shall not then terminate, and the time for completion by such Leasehold
Lender of its proceedings shall continue so long as such Leasehold Lender is enjoined or stayed and thereafter for so long as such Leasehold Lender proceeds to complete steps to acquire or sell Kinseth's interest in this Lease by foreclosure of the Leasehold Lien or by other appropriate means with reasonable diligence and continuity. Nothing in this subsection (f) of this
Section 4.5, however, shall be construed to extend this Lease beyond the original term thereof, nor to require a Leasehold
Lender to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and the Leasehold
Lender shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if Kinseth had not defaulted under this Lease.

iii. If a Leasehold Lender is complying with subsection (f)(i) of this Section 4.5, upon the acquisition of Kinseth's interest herein by such Leasehold Lender or its designee or any other purchaser at a foreclosure sale or otherwise, this Lease shall continue in full force and effect as if Kinseth had not defaulted under this Lease.

                 iv. For the purposes of this Section 4.5 the making of a Leasehold Lien shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, nor  shall  any  Leasehold Lender, as such, be deemed  to  be  an assignee  or transferee of this Lease or of the leasehold  estate hereby  created so as to require such Leasehold Lender, as  such, to  assume  the  performance of any of the  terms,  covenants  or conditions on the part of Kinseth to be performed hereunder,  but the  purchaser  at  any sale of this Lease and of  the  leasehold estate  hereby created in any proceedings for the foreclosure  of any  Leasehold Lien, or the assignee or transferee of this  Lease and  of  the leasehold estate hereby created under any instrument of  assignment  or  transfer in lieu of the  foreclosure  of  any
Leasehold  Lien shall be deemed to be an assignee  or  transferee within  the meaning of this Section 4.5, and shall be  deemed  to have  agreed  to  perform  all of the terms,  and  covenants  and conditions on the part of Kinseth to be performed hereunder  from and  after the date of such purchase and assignment, but only for so  long  as  such  purchaser or assignee is  the  owner  of  the leasehold estate.  If the Leasehold Lender or its designee  shall become  the  holder of the leasehold estate and if the  buildings and  improvements  on  the premises shall  have  been  or  become materially damaged on, before or after the date of such  purchase and  assignment,  the Leasehold Lender or its designee  shall  be obligated to repair, replace or reconstruct the building or other improvements  only  to the extent of the net  insurance  proceeds received  by  the Leasehold Lender or its designee by  reason  of
such  damage.   However,  should such net insurance  proceeds  be
insufficient to repair, replace or reconstruct the building or other improvements to the extent required by Articles III and V and should the Leasehold Lender or its designee choose not to fully reconstruct the building or other improvements to the extent required by Articles III and V such failure shall constitute an event of default under this Lease.

v. Any Leasehold Lender or other acquirer of the leasehold estate of Kinseth pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring Kinseth's leasehold estate, without further consent of Ameristar, sell and assign the leasehold estate on such terms and to such persons and organizations as are acceptable to such Leasehold Lender or acquirer and thereafter be relieved of all obligations under this Lease; provided that such assignee has delivered to Ameristar its written agreement to be bound by all of the provisions of this Lease.
vi. Notwithstanding any other provisions of this Lease, any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Lien, or the assignment or transfer of this Lease and of the Leasehold Estate hereby created in lieu of the foreclosure of any Leasehold Lien shall be deemed to be a permitted sale, transfer or assignment of Kinseth's interest in this Lease and of the leasehold estate hereby created.
vii. In the event of a default under the Leasehold Lien Leasehold
Lender will notify Ameristar of such default and shall afford
Ameristar the following rights:
       (1) In the event Leasehold Lender acquires Kinseth's interest in the Leased Land by foreclosure or deed in lieu of foreclosure, Ameristar shall have the exclusive option for a period of sixty
(60) days from such notice, but not the obligation, to acquire the Leased Land from Leasehold Lender for the outstanding principal amount of the Leasehold Lien on the Leased Land (not to exceed the greater of (x) Four Million Five Hundred Thousand
Dollars

($4,500,000) or (y) seventy five percent (75%) of the appraised value of the Leased Land, plus accrued interest and costs of collection, including foreclosure costs attributable to the Leasehold Lien on the Leased Land ("Option Price").

      (2) In the event Leasehold Lender shall commence a foreclosure proceeding and at any time prior to the foreclosure sale and provided Ameristar has acquired, forfeited or terminated all of Kinseth's right, title and interest in the Leased Land, then at any time prior to the foreclosure sale and upon presentation to Leasehold Lender of reasonable evidence that it has acquired, forfeited or terminated Kinseth's interest in the Leased Land free of any lien, adverse interest or claim including rights available to Kinseth in bankruptcy, Ameristar shall have the right to bring all defaults current, including cost of collection and foreclosure costs attributable to the Leasehold Lien on the Leased Land, and to assume the Leasehold Lien for its then unpaid principal balance attributable to the Leased Land, said principal balance not to exceed the Aggregate Principal Amount, together with pro-rata interest, attorneys' fees and costs of collection attributable to the Leased Land. Ameristar, at its cost and expense, will execute such "nonrecourse" assumption documents as
Leasehold   Lenders  may  reasonably  require  to   confirm   the
nonrecourse assumption of the Leasehold Lien and deliver to Leasehold Lender an endorsement to Leasehold Lender's loan policy of title insurance insuring Ameristar to be the owner of the leasehold interest in the Ground Lease free of any lien, adverse interest or claim including rights available to Kinseth in bankruptcy and continuing the insured priority of the Leasehold Lien on the Leased Land free of any exceptions to coverage other than as set forth in Leasehold Lender's existing loan policy. To the extent the Leasehold Lien encumbers property other than the Leased Land, upon such assumption, Leasehold Lender agrees to bifurcate and separate the Leasehold Lien documents into two separate sets of documents, one encumbering and creating a security interest upon the Leased Land and the other encumbering and creating a security interest in the other property and provided that the amount of the Leasehold Lien on the Leased Land will not exceed the Aggregate Principal Amount in principal indebtedness, together with pro-rata interest, attorneys' fees
and  costs  of collection attributable to the Leased  Land.   The
bifurcated loan applicable to the Leased Land shall have the same interest rate, amortization period, and remaining installment
payment  periods  as  under the Leasehold Lien.   This  right  is
subject to Leasehold Lender receiving an opinion satisfactory  to it from Iowa counsel acceptable to Leasehold Lender that such bifurcation may accomplish the aforementioned results under Iowa law without affecting the Leasehold Lien security (other than the bifurcation) and does not create any impediment or obstacle to exercising the remedies available to Leasehold Lender under the
Leasehold  Lien  documents.   This  right  is  personal  only  to
Ameristar under the Ground Lease (and to Ameristar's mortgage lender) and shall not benefit any other party, including Kinseth, its successors and assigns.

          (G)  NEW LEASE.

     In the event of the termination of this Lease as a result of Kinseth's default Ameristar shall, in addition to providing the notices of default and termination as required by subsections (d) and (e) above of this Section 4.5, provide each Leasehold Lender with written notice that the Lease has been terminated, together with a statement of all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, then known to Ameristar. Subject to the provisions of Section 4.5 (f)(vii) above, Ameristar agrees to enter into a new lease ("New

Lease") of the Leased Land with such Leasehold Lender or its designee for the remainder of the term of this Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (but excluding requirements which are not applicable or which have already been fulfilled) of this Lease, provided:

                 i. Such Leasehold Lender shall make written request upon Ameristar for such New Lease within sixty (60) days after the
date  such  Leasehold  Lender  receives  Ameristar's  Notice   of
Termination of this Lease given pursuant to this subsection (g).

ii. Such Leasehold Lender or its designee shall pay or cause to be paid to Ameristar at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all reasonable out-of-pocket expenses, including reasonable attorneys' fees, which Ameristar shall have incurred at such time or during such sixty day period by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Ameristar from Kinseth or other party in interest under Kinseth. Upon the execution of such New Lease, Ameristar shall allow to the tenant named therein as an offset against the sums otherwise due under this subsection (g)(ii) or under the New Lease, an amount equal to the net income derived by Ameristar from the Leased Land during the period from the date of termination of this Lease to the date of the beginning of the Lease term of such New Lease. In the event of a controversy as to the amount to be paid to Landlord pursuant to this subsection
(g)(ii), the payment obligation shall be satisfied if Ameristar shall be paid the amount not in controversy, and the Leasehold Lender or its designee shall agree to pay any additional sum ultimately determined to be due plus interest at the rate of ten percent (10%) per annum and such obligation shall be adequately secured.
iii. Such Leasehold Lender or its designee shall agree to remedy any of Kinseth's defaults of which said Leasehold Lender was notified by Ameristar's Notice of Termination and which are reasonably susceptible of being so cured by Leasehold Lender or its designee.
iv. It shall be the intention and agreement of the parties that any New Lease made pursuant to this subsection (g) shall have the same priority and rights in relation to any mortgage or other lien, charge or encumbrance on the fee of the Leased Land and the tenant under such New Lease shall have the same right, title and interest in and to the Leased Land and the buildings and improvements thereon as Kinseth had under this Lease.
v. The tenant under any such New Lease shall be liable to perform the obligations imposed on the tenant by such New Lease only during the period such person has ownership of such leasehold estate.
          (H)  NEW LEASE PRIORITIES.

      If more than one Leasehold Lender shall request a New Lease pursuant to subsection (g)(i) of this Section 4.5, Ameristar shall enter into such New Lease with the Leasehold Lender whose mortgage is prior in lien, or with the designee of such Leasehold Lender. Ameristar, without liability to Kinseth or any Leasehold Lender with an adverse claim, may rely upon a mortgagee title insurance commitment issued by a responsible title insurance company or licensed attorney or governmental agency performing such services or doing business within the state in which the Leased Land located as the basis for determining the appropriate Leasehold Lender who is entitled to such New Lease.

          (I)  LEASEHOLD LENDER NEED NOT CURE SPECIFIED DEFAULTS.

      Nothing herein contained shall require any Leasehold Lender or its designee as a condition to its exercise of rights hereunder to cure any default of Kinseth not reasonably susceptible of being cured by such Leasehold Lender or its designee, or otherwise excluded by agreement herein, including but not limited to: (i) the defaults referred to in Section 8.1(d); (ii) the franchise rating and operation covenants set forth in Sections 2.3(a) and (b) and 3.1(v); and (iii) the requirement of a minimum of 96 in-service hotel rooms, if Leasehold Lender determines in its reasonable business judgment that it cannot economically operate 96 in-service rooms in order to comply with the provisions of subsections (e) or (f) of this
Section 4.5, or as a condition of entering into the New Lease provided for by subsection (g) of this Section 4.5.

          (J)  EMINENT DOMAIN.

      Kinseth's share, as provided by Section 7.6 of this Lease, of the proceeds arising from an exercise of the power of Eminent Domain shall, subject to the provisions of such Section 7.6 be disposed of as provided for by the Leasehold Lien and shall be subject to the prior right of the Leasehold Lender to repay the indebtedness secured by the Leasehold Lien out of the award.

          (K)  CASUALTY LOSS.

     A Standard Mortgagee Clause naming each Leasehold Lender may be added to any and all insurance policies required to be carried by Kinseth hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Lease and the Leasehold Lien shall so provide; except that the Leasehold Lien may provide a manner for the disposition of such proceeds, if any, otherwise payable directly to Kinseth (but not such proceeds, if any, payable jointly to Ameristar and Kinseth) pursuant to the provisions of this Lease.

       The Leasehold Lien may condition the application of Kinseth's insurance proceeds to repair and restoration of the improvements as contemplated by Section 5.2 below, on reasonable requirements such as: (i) Kinseth not being in monetary default to the Leasehold Lender; (ii) the adequacy of such insurance proceeds, together with such other funds as may be provided by Kinseth, to pay for all costs of repair and restoration of the improvements; (iii) that the improvements, after repair and restoration, shall have an economic utility and fair market value equal to that which existed prior to the casualty;
(iv) compliance with procedures for disbursement of such proceeds to insure application of the funds to repair and restoration, similar to those utilized in construction lending by Institutional Lenders; and (v) that the proceeds be held by the Leasehold Lender pending their disbursement to pay costs of repair and restoration.

          (L)  NO MERGER.

      So long as any Leasehold Lien is in existence, unless all Leasehold Lenders shall otherwise expressly consent in writing the fee title to the Leased Land and the Leasehold Estate of Kinseth therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said leasehold estate by Ameristar, by Kinseth, or by a third party, by purchase or otherwise.

          (M)  FUTURE AMENDMENTS.

      In  the  event on any occasions hereafter Kinseth seeks  to mortgage its leasehold estate, Ameristar agrees to amend this Lease from time to time to the extent reasonably requested by an Institutional Lender proposing to make Kinseth a loan secured by a first lien upon Kinseth's leasehold estate, provided that such proposed amendments do not materially and adversely affect the rights of Ameristar or his interest in the Leased Land and all other Institutional Lenders consent in writing to such charge. All reasonable expenses incurred by Ameristar in connection with any such amendment shall be paid by Kinseth. The foregoing provisions shall be subject to reasonable approval rights in favor of Ameristar's lender.

          (N)  ESTOPPEL CERTIFICATE.

      Ameristar shall, without charge, at any time and from time to time hereafter, but not more frequently than twice in any one-year period (or more frequently if such request is made in connection with any sale or mortgaging of Kinseth's leasehold interest or permitted subletting by Kinseth) within twenty (20) business days after written request of Kinseth to do so, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, form or corporation specified in such request: (A) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (B) as to the validity and force and effect of this Lease, in accordance with its tenor; (C) as to the existence of any default hereunder; (D) as to the existence of any offsets, counterclaims or defenses hereto on the part of Kinseth; (E) as to the commencement and expiration dates of the term of this Lease; and (F) as to any other matters as may be reasonably so requested. Any such certificate may be relied upon by Kinseth and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on Ameristar.

          (O)  NOTICES.

      Notice from Ameristar to the Leasehold Lender shall be mailed to the address furnished Ameristar pursuant to subsection
(b) of this Section 4.5 and those from the Leasehold Lender to Ameristar shall be mailed to the address designated pursuant to the provisions of Section 11.7 hereof. Such notices, demands and requests shall be given in the manner described in Section 11.7 and shall in all respects be governed by the provisions of that Section.

          (P)  ERRONEOUS PAYMENTS.

     Unless otherwise agreed in writing by a Leasehold Lender, no payment made to Ameristar by a Leasehold Lender shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and a Leasehold Lender having made any payment to Ameristar pursuant to Ameristar's wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment or portion thereof provided he shall have made demand therefor not later than one (1) year after the date of its payment.

          (Q)  AMERISTAR PAY-OFF OR ASSUMPTION.

      The foregoing provisions of this Section 4.5 limiting Ameristar's rights to terminate, forfeit or acquire Kinseth's interest in this Lease are expressly subject to, and shall be deemed to be consistent with, Ameristar's remedies for default by Kinseth under this Lease as set forth in Section 8.2(g) below relating to Ameristar's pay-off or assumption of a Leasehold Lien related to the Leased Land.

                            ARTICLE V
                  INSURANCE AND INDEMNIFICATION

     5.1 DUTY TO INSURE. Throughout the Term, at Kinseth's sole cost and expense, Kinseth shall keep or cause to be kept insured for the mutual benefit of Ameristar and Kinseth as loss payees and with Ameristar as an additional insured, all improvements erected by Kinseth on the Leased Land against loss or damage by fire or such other risks as Ameristar may require. The amount of the insurance shall be sufficient to prevent either Ameristar or Kinseth from becoming a coinsurer under the provisions of the policies, but in no event shall the amount be less than the then actual replacement cost excluding costs of replacing excavations and foundations but without deduction for depreciation (herein called full insurable value). If any dispute whether the amount of insurance complies with the above requirements cannot be resolved by agreement, Ameristar may, not more often than once every twelve (12) months, request the carrier of the insurance then in force to determine the full insurable value, and the resulting determination shall be conclusive between the parties for the purpose of this Section.

     5.2 PROCEEDS OF INSURANCE. Ameristar shall, at Kinseth's cost and expense, cooperate fully with Kinseth to obtain the largest possible recovery, and all policies of fire and extended coverage insurance required by the previous paragraph shall provide that the proceeds shall be paid directly to Kinseth and to Ameristar as their interests may appear, subject to the provisions of subsection 4.5(k) above. Where no right to terminate this Lease exists or is exercised by reason of any damage or destruction, Ameristar shall make the proceeds available to Kinseth (or, in Ameristar's discretion, shall apply the proceeds) for the sole purpose of reconstructing damaged improvements as stated in
Section 3.1, above, and any insurance proceeds remaining after reconstruction shall, be shared equally by Ameristar and Kinseth. The foregoing provisions of this Section 5.2 are subject to the Leasehold Lender Protection Provisions in Section 4.5 above.

     5.3   PUBLIC LIABILITY INSURANCE.  Throughout the  Term,  at
Kinseth's sole cost and expense, Kinseth shall keep or cause to be kept in force, for the mutual benefit of Ameristar and Kinseth as coinsureds, comprehensive broad form general public liability insurance against claims and liability for personal injury, death, or property damage arising from the use, occupancy, disuse, or condition of the Leased Land, improvements, or adjoining areas or ways, providing protection of at least Ten Million Dollars ($10,000,000) for bodily injury or death to any one person, at least Ten

Million Dollars ($10,000,000 for any one accident or occurrence, and at least Five Million Dollars ($5,000,000) for property damage. The amounts of coverage set forth herein shall be subject to appropriate commercially reasonable increases every five (5) years upon written notice from Ameristar to Kinseth specifying the new policy limits.

     5.4 POLICY FORM; CONTENT; INSURER. All insurance required by express provisions of this Lease shall be carried only by responsible insurance companies licensed to do business in the State of Iowa rated no lower than "AXII" in the most recent addition of A.M. Best's and "AA" in the most recent addition of Standard & Poor's. All such policies shall be nonassessable and shall contain language, to the extent obtainable, to the effect that (1) any loss shall be payable notwithstanding any act or
negligence  of  Ameristar  that  might  otherwise  result  in   a
forfeiture of the insurance, (2) the insurer waives the right of subrogation against Ameristar and against Ameristar's agents and representatives, (3) the policies are primary and noncontributory with any insurance that may be carried by Ameristar, and (4) the policies cannot be canceled or materially changed except after thirty (30) days' written notice by the insurer to Ameristar. Kinseth shall furnish Ameristar with copies of all such policies
promptly   on   receipt  of  the  copies,  or  with  certificates
evidencing the insurance. Before the Commencement Date, Kinseth shall furnish Ameristar with binders representing all insurance required by this Lease. At the expiration of the Term, if permitted by the insurer, Kinseth shall assign to Ameristar all Kinseth's right, title and interest in insurance required to be maintained by Kinseth and Ameristar shall reimburse Kinseth pro-
rata  for  all prepaid premiums on such insurance.   Kinseth  may
obtain for its own account any insurance not required under  this
Lease.   Kinseth may provide any insurance required or  permitted
under this Lease by blanket policy covering the Leased Land, including improvements thereon, and any other properties.

      Ameristar agrees to use its best efforts to name Kinseth as an additional insured, as its interest may appear, on any public liability insurance policies obtained by Ameristar with respect to the Casino Property.

     5.5  INDEMNIFICATION.

          (A) DEFENSE AND PAYMENT OF CLAIMS. Kinseth agrees to defend, indemnify, and hold Ameristar harmless together with all of its servants, agents, or employees, from and against all liability, loss or costs incurred, including reasonable attorneys' fees, arising out of or relating to injuries or deaths of persons or damages to property caused by Kinseth's acts or omissions to act, use of, or occupancy of the Leased Land, or as the result of Kinseth's operations on the Leased Land. Each party hereto shall give to the other parties prompt and timely notice of any claim or suit instituted coming to its knowledge which in any way, directly or indirectly, contingently or otherwise, affects or might affect the other party, and all parties shall have the right to participate in the defense of the same to the extent of each party's own interest.

          (B) MECHANICS' LIENS. In the event any mechanics' or other liens or orders for the payment of money shall be filed against the Leased Land or the Building or any other improvements thereon by reason of or arising out of any labor, material furnished or alleged to have been furnished, or to be furnished to, for or at the request of, Kinseth or its agents or contractors on
the Leased Land, Kinseth shall, within thirty (30) days after it receives notice or knowledge thereof, either pay or bond against the  same or provide for the discharge thereof in such manner  as may  be provided by law.  Kinseth shall also defend on behalf  of
Ameristar  at  Kinseth's  sole  expense,  any  action,  suit   or
proceeding  which may be brought thereon, or for the  enforcement of  such  liens or orders, and Kinseth shall pay any  damage  and
discharge   any  judgment  entered  therein  and  save   harmless
Ameristar from any and all claims or damages resulting therefrom. Ameristar reserves the right, however, to defend or to direct the defense of any such suit or proceedings. Kinseth shall pay all expenses of such defense, including reasonable attorneys' fees, and shall pay any damage and discharge any judgment entered therein and save Ameristar harmless from any and all claims or damages resulting therefrom.

          (C) RESISTING CLAIMS. In the event Kinseth shall desire to resist any mechanics' or materialmen's liens, or any other claim
against   the  hereinabove  described  premises  on  account   of
building, rebuilding, repairing, reconstructing or otherwise improving the Leased Land, Kinseth shall have the right to do so, provided Kinseth shall first place funds into escrow in an amount sufficient to pay said claim or lien, with said escrow directed to pay such claim or lien in the event of a result adverse to Kinseth, or provide for a bond or other financial arrangement sufficient to assure payment of the claim or lien. The foregoing requirements to post a bond or escrow for claims or liens shall not apply to claims or liens under Twenty-Five Thousand Dollars ($25,000) individually or in the aggregate unless such claims or liens threaten a foreclosure of any interest in the Leased Land or the Building.

                           ARTICLE VI
           TAXES, ASSESSMENTS, LIENS, AND ENCUMBRANCES

     Kinseth shall be responsible for and shall pay and discharge all taxes and assessments to the extent accrued, levied, or coming into existence after the Commencement Date which may become a lien upon or which may be levied by the State, County, or any other tax levying body upon the Leased Land, the Building, or improvements thereon erected by Kinseth or property located thereon or therein. Ameristar shall promptly forward any tax or assessment notices received by Ameristar relating to the Leased Land to Kinseth. In the event that the taxing body with jurisdiction over the Leased Land does not segregate the Leased Land for taxation as a separate parcel, Kinseth and Ameristar shall agree on a mutually acceptable methodology for allocating responsibility for such taxes. Except as otherwise provided herein, Kinseth shall also be responsible for and shall pay all insurance premiums, and or all liabilities, charges, fees, obligations, liens, and encumbrances associated with or relating to the existence and use by Kinseth of this Lease, the Leased Land or the Building, including, but not limited to, all assessment installments due or payable after the date of this Lease. All payments of taxes or assessments or both, except permitted installment payments, shall be prorated between Ameristar and Kinseth for the initial lease year and for the year in which the Lease terminates. Kinseth may, in its own name, or to the extent necessary under Ameristar's name, contest in good faith by all appropriate proceedings, the amount, applicability, or validity of any lien, tax, assessment, or fine pertaining to the Leased Land, or to any improvement on the Leased Land, and in the event Kinseth does in good faith contest the applicability or validity of any lien, tax, assessment, or fine, Ameristar will cooperate in such contest whenever possible with Kinseth; provided that such contest will not subject any part of the Leased Land to risk of forfeiture or loss. If at any time payment of the whole or any part of such lien, tax, assessment, or fine shall become necessary in order to prevent any such forfeiture or loss, Kinseth shall pay the same or cause the same to be paid in time to prevent such forfeiture or loss.

      Ameristar and Kinseth shall utilize their reasonable best efforts to obtain separate assessment of taxes from all taxing authorities having jurisdiction with respect to the Leased Land, the Building, and the remainder of the Casino Property, and to the extent necessary under applicable law, to constitute the Leased Land as a separate legal parcel.

                           ARTICLE VII
                          CONDEMNATION

     7.1  DEFINITIONS.

          (a)  "Condemnation" means (i) the exercise of any governmental
power,  whether  by  legal  proceedings  or  otherwise,  by   any
condemnor and (ii) a voluntary sale or transfer by Ameristar to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

(c) "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.
(d) "Condemnor" means any public or quasi-public authority or private corporation or individual having the power of condemnation.
     7.2 PARTIES' RIGHTS AND OBLIGATIONS TO BE GOVERNED BY LEASE. If, during the Term or during the period of time between the execution of this Lease and the Commencement Date, there is any taking of all or any part of the Building, other improvements, or Leased Land or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined pursuant to the following paragraphs.

     7.3 TOTAL TAKING. If the Leased Land and all improvements thereon are totally taken by condemnation, this Lease shall terminate on the date of taking.

     7.4 7.4. PARTIAL TAKING. If only a portion of the Leased Land or of any improvements is taken by condemnation, this Lease shall remain in effect, except that Kinseth may elect to terminate this
Lease  if:   (i) the remaining Leased Land or improvements  could
not be economically and feasibly used by Kinseth, and (ii) a reasonable amount of reconstruction (taking into account costs associated therewith, including unavoidable loss of use of portions of the Leased Land and rentals accruing hereunder during reconstruction) would not make the remaining Leased Land and improvements reasonably suited for Kinseth's continued occupancy for the uses and purposes for which the Leased Land has been leased; or, if (iii) Kinseth is unable to fulfill its covenants to

Ameristar pursuant to Article II of this Lease, unless such particular covenants which cannot reasonably be fulfilled by virtue of such partial taking are waived by Ameristar in writing.

      If Kinseth elects to terminate this Lease, Kinseth must exercise its right to terminate pursuant to this Section by giving notice to Ameristar within thirty (30) days after the nature and the extent of the taking have been finally determined. If Kinseth elects to terminate this Lease as provided in this Section, Kinseth shall also notify Ameristar of the date of termination, which date shall not be earlier than ninety (90) days nor later than one hundred eighty (180) days after Kinseth has notified Ameristar of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Kinseth. If Kinseth does not terminate this Lease within the thirty (30) day period, this Lease shall continue in full force and effect, except that Rental from and after the effective date of the taking shall be reduced by a proportion equal to the ratio of the area of the Leased Land taken to the total area of the Leased Land immediately prior to the taking and that Base Rental shall be similarly reduced for purposes of future Rental adjustments.

     7.5  RESTORATION OF IMPROVEMENTS.

          (A) RESTORATION OF IMPROVEMENTS. If there is a partial taking of the Leased Land and improvements located thereon and this
Lease  remains in full force and effect pursuant to  Section  7.4 above, Kinseth, at its cost, shall accomplish all repair or restoration necessary to render the remaining improvements usable for the uses and purposes for which the Leased Land has been leased.

          (B) ABATEMENT OR REDUCTION OF RENT. To the extent specific rooms are damaged and thereby rendered unrentable, Rent shall be
abated   during  the  period  of  restoration,  but   all   other
obligations of Kinseth under this Lease shall remain in full force and effect.

     7.6 AWARD DISTRIBUTION. If proceeds of condemnation are awarded separately to Ameristar and Kinseth based on their respective interests in the Leased Land, the Building, and any improvements, each party shall retain its own award, subject to the obligations of Kinseth under any Leasehold Lien. In the event of a single condemnation award, however, the award shall be apportioned between the parties as follows: first, to the unpaid principal and interest owed on the obligations secured by any Leasehold Liens; second Ameristar shall be entitled to the value of any portion of the Leased Land taken determined based on its highest and best use, but as if the Leased Land were unencumbered by this Lease; and third, the balance of any award, subject to the rights of  any Leasehold Lender, shall go to Kinseth; provided, however, that in the event of any taking during the last ten (10) years of
the  Term,  Ameristar  shall  also  be  entitled  to  receive   a
percentage of the remainder of the award equal to ten percent (10%) in the event of a taking in the tenth (10th) Lease year prior to the end of the Initial Term and an additional ten percent (10%) for each Lease year thereafter, and provided further that Ameristar shall be entitled to keep the entire condemnation proceeds in the event of a taking in the last two
(2) years of the Initial Term.

                          ARTICLE VIII
          DEFAULT PROVISIONS; REMEDIES; ATTORNEYS' FEES

     8.1 DEFAULT BY KINSETH. Each of the following shall be deemed an event of default by Kinseth and a breach of this Lease:

          (A) RENT OR OTHER PAYMENTS. If Kinseth shall default in the payment of rent or other payments hereunder when due according to the terms of this Lease and shall not have fully corrected the same within ten (10) days after Kinseth's receipt of written notice from Ameristar.

          (B) OTHER COVENANTS OR CONDITIONS. If Kinseth shall default in the performance or observance of any other covenant or condition of this Lease or of any note, deed of trust, or other document relating to a Leasehold Lien to be performed or observed by Kinseth, whether or not Ameristar is a party to any such documents, and Kinseth shall not have fully corrected the same within thirty (30) days after notice thereof has been sent by Ameristar to Kinseth, or such other specific period of notice and opportunity to cure as may be expressly provided herein.

          (C) ABANDONMENT. Total abandonment by Kinseth of the Leased Land and any improvements constructed by Kinseth on the Leased
Land.

          (D)  INSOLVENCY.  If during the Term of this Lease:

            I. APPOINTMENT OF RECEIVER. Kinseth shall apply for or consent in writing to the appointment of a receiver, trustee, or liquidator of Kinseth or of all or substantially all of Kinseth's
assets   or  shall  not  obtain  the  termination  of  any   such
receivership or trusteeship involuntarily ordered; or

                 II. VOLUNTARY BANKRUPTCY. Kinseth shall file a voluntary petition for relief under the United States Bankruptcy Code as that now exists or under amendment or successor law thereto or any other law dealing with the subject of bankruptcy or admit in writing its inability to pay its debts as they become due; or

                 III. ASSIGNMENT FOR CREDITORS. Kinseth shall make a general assignment for the benefit of creditors; or

            IV. REORGANIZATION OR ARRANGEMENT. Kinseth shall enter into any reorganization, composition, or other arrangement with any or all of its creditors pursuant to any insolvency law or the common law; or

                 V. INVOLUNTARY PETITION. Any creditor of Kinseth shall have commenced an involuntary proceeding under the United States
Bankruptcy Code or any successor law or other law dealing with the subject of bankruptcy and Kinseth shall not have obtained the dismissal of the proceeding within ninety (90) days after its commencement.

     8.2 REMEDIES. In the event of any breach or default of this Lease by Kinseth and so long as such breach or default is continuing, then subject to the rights of any Leasehold Lender under Article IV of the Lease, Ameristar, in addition to any other rights or remedies Ameristar may have, shall have the right, with or without notice to take any or all of the following actions:

          (A) RE-ENTRY. Immediately re-enter and take possession of the Leased Land, Building, and any other improvements and remove all
persons  and property from the Leased Land or the Building.   Any
property may be stored on the Leased Land or in any other  place, for the account of and at the expense and at the risk of Kinseth.
Except  in the case of gross negligence or willful misconduct  on the  part  of  Ameristar, Kinseth hereby waives  all  claims  for damages  which  may be caused by the re-entry  of  Ameristar  and
taking  possession  of  the  Leased  Land,  Building  and   other
improvements or removing or storing the property as herein provided, and will save Ameristar harmless from any loss, costs or damages occasioned Ameristar thereby. No such re-entry shall be considered or construed to be a forceful entry. No such re-entry or taking possession of the premises by Ameristar shall be construed as an election on Ameristar's part to terminate this Lease unless a written notice of such intention is given to Kinseth; or

          (B) SUIT FOR SUMS DUE. Collect by suit or otherwise from time to time any unpaid rents or other sums due as they become due for the account of Kinseth; or

          (C) SPECIFIC PERFORMANCE. Enforce by suit any term of the Lease required to be kept or performed by Kinseth; or

          (D) RELETTING. Without terminating this Lease, relet the Leased Land or any part thereof, or any space in the Building for the account  of Kinseth for such term or terms and at such rental  or rentals and upon such other terms and conditions as Ameristar  in
Ameristar's sole discretion may deem advisable, with the right to make  alterations and repairs to any improvements located on  the
Leased  Land.  Rentals received by Ameristar from such  reletting shall  be applied as follows;  First, to the payment of any costs of  such  reletting; second, to the payment of the  cost  of  any alterations  and  repairs  to  the Leased  Land  or  improvements thereon  made necessary by Kinseth's breach of the provisions  of this  Lease;  third, to payment of any indebtedness,  other  than rent,  due  Ameristar  hereunder from  Kinseth;  fourth,  to  the payment  of  rent due and unpaid hereunder; and the  residue,  if any,  shall be held by Ameristar and applied in payment of future
rent  as  the same may become due and payable hereunder.   Should
such  rental received from such reletting be less than the rental agreed to be paid that quarter by Kinseth hereunder, then Kinseth shall pay such deficiency to Ameristar.  Notwithstanding any such
reletting  without  termination,  Ameristar  may  at   any   time
thereafter elect to terminate this Lease for such previous breach; or

          (E) COLLECTION OF RENTS. Without terminating this Lease, collect all rents, revenues and room charges from payable
Building, with any such revenues to be applied in the manner set forth in subparagraph (d) immediately preceding; or

          (F) TERMINATION. Terminate this Lease. Should Ameristar at any time terminate this Lease for any breach, in addition to any other remedy Ameristar may have, Ameristar may recover from Kinseth all damages Ameristar may incur by reason of such breach, including without limitation the following:

                 i. the worth at the time of award of any unpaid rent or other sums which had been earned or which were due at the time of such termination; plus

ii. the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rent loss that Kinseth proves could have been reasonably avoided; plus
iii. the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rent loss that Kinseth proves could be reasonably avoided; plus
iv. any other amount necessary to compensate Ameristar for all the detriment proximately caused by Kinseth's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (but excluding consequential damages from lost profits to Ameristar's gaming operations), including, but not limited to, any costs or expenses incurred by Kinseth in retaking possession of the Leased Land and improvements thereon, including reasonable attorneys' fees, maintaining or preserving the Leased Land or improvements thereon after such default, preparing the Leased Land and other improvements thereon for reletting to a new tenant, including repairs or alterations to any improvements for such reletting, leasing commissions, or any other costs necessary or appropriate to relet the Leased Land; plus
v. at Ameristar's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Iowa.
      As used in subparagraphs (i) and (ii), above, the "worth at the time of award" is computed by charging interest on each installment of rent or other sum from the due date at a variable rate which shall be equal to five percent (5%) per annum over the "prime rate" as announced by First Interstate Bank of Nevada.

          (G)  TERMINATE KINSETH WITH PAYOFF OR ASSUMPTION OF LEASEHOLD
LIEN.   Terminate, forfeit or acquire Kinseth's interest in  this
Lease and the Leased Land as set forth herein, free of any lien, adverse interest or claim including rights available to Kinseth in bankruptcy, conditioned upon Ameristar concurrently therewith doing one of the following:

                 i. pay off in full Leasehold Lenders for the lesser of then outstanding aggregate principal amount of the Leasehold Lien attributable to the Leased Land (not to exceed the greater of (x)
Four Million Five Hundred Thousand Dollars ($4,500,000) or (y) seventy five percent (75%) of the appraised value of the Leased
Land), plus accrued interest and costs attributable to the Leasehold Lien on the Leased Land; or

ii. provided that Ameristar obtains an opinion of the Iowa legal counsel acceptable to Leasehold Lender that no "merger" of the leasehold interest and the fee interest in the Leased Land will occur, novate and substitute Ameristar itself as lessee under this Lease, and assume the Leasehold Lien for its then unpaid principal balance attributable to the Leased Land, said principal balance not to exceed the Aggregate Principal Amount as defined in Section 4.2 above, together with accrued interest, attorneys' fees and costs of collection attributable to the Leasehold Lien on the Leased Land. In such event, Ameristar, at its cost and expense, will execute such "nonrecourse" assumption documents as Leasehold Lenders may reasonably require to confirm the nonrecourse assumption of the Leasehold Lien and deliver to Leasehold Lender an endorsement to Leasehold Lender's loan policy of title insurance insuring Ameristar to be the owner of the leasehold interest in the Ground Lease free of any lien, adverse interest or claim including rights available to Kinseth in bankruptcy and continuing the insured priority of the Leasehold Lien on the Leased Land free of any exceptions to coverage other than as set forth in Leasehold Lender's existing loan policy. To the extent the Leasehold Lien encumbers property other than the Leased Land, upon such assumption, Leasehold Lender agrees to bifurcate and separate the Leasehold Lien documents into two separate sets of documents, one encumbering and creating a security interest upon the Leased Land and the other encumbering and creating a security interest in the other property and provided that the amount of the Leasehold Lien on the Leased Land will not exceed the lesser of the then outstanding balance of principal, and unpaid interest, costs and fees attributable to the Leased Land, or the Aggregate Principal Amount in principal indebtedness. The bifurcated loan applicable to the Leased Land shall have the same interest rate, amortization period, and installment payment periods as under the Leasehold Lien. This right is subject to Leasehold Lender receiving an opinion satisfactory to it from Iowa counsel acceptable to Leasehold Lender that such bifurcation may accomplish the aforementioned results under Iowa law without affecting the Leasehold Lien security (other than the bifurcation) and does not create any impediment or obstacle to exercising the remedies available to Leasehold Lender under the Leasehold Lien documents. This right is personal only to Ameristar under the Ground Lease (and to Ameristar's mortgage lender) and shall not benefit any other party, including Kinseth, its successors and assigns.

     8.3 CUMULATIVE REMEDIES. The remedies herein given to Ameristar shall be cumulative, and the exercise or nonexercise of any one remedy by Ameristar on any occasion shall not exclude or constitute a waiver of any other remedy on the same or any other
occasion.   Without  any  previous  notice  or  demand,  separate
actions may be maintained by Ameristar against Kinseth from time to time to recover any rent or damages which, at the commencement of any such action, have become due and payable to Ameristar, without waiting until the end of the Term.

     8.4 ATTORNEYS' FEES. In the event of any default by Kinseth, Ameristar shall be entitled to recover from Kinseth, in addition to any other remedies, relief, or damages to which the Ameristar may be entitled hereunder or under applicable law, all costs, including reasonable attorneys' fees, incurred in enforcing its rights hereunder, recovering possession of the Leased Land or any improvements, or recovering damages for the breach hereof, whether incurred through litigation or otherwise.

                           ARTICLE IX
                    COVENANTS AND WARRANTIES

     9.1 NO WARRANTIES BY AMERISTAR. Ameristar makes no warranties or representations whatsoever, express or implied, regarding the condition of the Leased Land, its value, its marketability, or its fitness for a particular use or development. Kinseth agrees to take possession of the Leased Land in an "as is" condition. Ameristar's right, title, and interest in and to the Leased Land, except for this Lease, shall not be subordinated or subject to any other claim or interest of Kinseth or to any other claim or interest of any mortgagee or other creditor in connection with the financing of the improvements to be constructed on the Leased Land.

     9.2 RIGHT TO EXECUTE. The parties represent that each has full right and power to execute and perform this Lease and to grant the estate leased herein and the rights, easements, privileges, appurtenances, and hereditaments belonging or pertaining thereto.

     9.3 PEACEFUL ENJOYMENT. Kinseth, on paying the rent herein reserved and performing the covenants and provisions hereof on its part to be performed, shall peacefully and quietly have and enjoy the Leased Land, and all such existing rights, easements, privileges, appurtenances, and hereditaments belonging or pertaining thereto, during the Term; provided, however, that Ameristar does not warrant that a governmental authority may not at some time during the Term, without the consent or permission of Ameristar, pass ordinances or perform acts which may be prejudicial to Kinseth through no fault of Ameristar. Ameristar shall provide to Kinseth's customers, guests and invitees, nonexclusive parking rights sufficient for the operation of the hotel on the designated parking areas as they exist from time-to-time on Ameristar's Casino Property, however, Kinseth shall have no right to designate or require a particular location or configuration with respect to such parking, or to interfere in any way with Ameristar's use and designation of parking areas.

                            ARTICLE X
                 ASSIGNMENT, SUBLETTING AND SALE

     10.1 ASSIGNMENT. Ameristar may assign its interests in this Lease upon written notice to Kinseth and its Leasehold Lender. Except for assignment to a Leasehold Lender as contemplated under
Article IV of this Lease, Kinseth may not assign this Lease or sublet its interest in the Leased Land without the prior written consent of Ameristar, which consent shall not be unreasonably withheld by Ameristar provided that the proposed assignee is:
(a) of equal or greater financial capacity and net worth as Kinseth on the date of such assignment, but in any event having a financial capacity and net worth reasonable, under the circumstances at the time of the assignment, to require for a lessee under this Lease; (b) an experienced manager and/or operator of similar hotel properties; (c) a franchisee of the same hotel chain as Kinseth or of another franchisor approved pursuant to Sections 2.3(a) and 3.8(m) above; and (d) highly reputable as a hotel and business operator. A change of the manager of Kinseth (currently Kinseth Hotel Corporation) (to an entity other than one in which Bruce Kinseth, Les Kinseth, Linda Skinner and Gary Skinner or their families maintain, directly or indirectly, voting and operating control), or the failure of
Bruce  Kinseth, Les Kinseth, Linda Skinner, and Gary  Kinseth  or
their families to maintain, directly or indirectly, voting and operating control of the manager of Kinseth shall be considered an assignment for purposes of this section. An assignment of 50% or more of the membership interests in Kinseth in and of itself shall not be considered an assignment for purposes of this section. In the event Ameristar gives its consent for any assignment or subletting of this Lease, the assignee or subtenant shall assume in writing all of Kinseth's obligations and duties under this Lease and shall be subject to all of the terms of this Lease, and Ameristar shall be subject only to those obligations and shall enjoy such rights and privileges as are set forth in this Lease. Such sublease or assignment shall not relieve Kinseth from its liability under this Lease without Ameristar's written consent, which shall be in Ameristar's sole discretion. The provisions of this Section 10.1 are specifically subject to the provisions of Section 4.5 of this Lease, and in the event of any conflict, the provisions of Section 4.5 shall control.

                           ARTICLE XI
                    MISCELLANEOUS PROVISIONS

     11.1 INSPECTION BY AMERISTAR. Ameristar may enter upon the Leased Land at any reasonable time for any purpose necessary, incidental to, or connected with verification of the performance of Kinseth's obligations hereunder, but subject to any provisions with respect thereto otherwise contained herein.

     11.2 NEGATION OF PARTNERSHIP. Nothing in this Lease shall be construed to render Ameristar in any way or for any purpose a partner, joint venturer, or associate in any relationship with Kinseth other than that of landlord and tenant, nor shall this Lease be construed to authorize either to act as agent for the other except as expressly provided to the contrary in this Lease.

     11.3 CONTROLLING LAW. This Lease shall be deemed to be made and shall be construed in accordance with the laws of the State of Iowa.

     11.4 SURRENDER OF POSSESSION. Kinseth agrees to yield and deliver to Ameristar possession of the Leased Land, the Building, and all other improvements on the Leased Land at the termination of this Lease, or as otherwise provided herein, in good condition and in accordance with the express obligations provided herein, except for reasonable wear and tear, and, although not required to effectuate a surrender, Kinseth shall execute and deliver to Ameristar a good and sufficient document of relinquishment, if and when requested.

     11.5 SUCCESSORS. This Lease shall bind and inure to the benefit of any successor or assignee of Ameristar and any successors or permitted assignees of Kinseth, whether resulting from any merger, consolidation, reorganization, assignment, foreclosure, or otherwise.

     11.6 HEADINGS. The article and section headings contained herein are for convenience and reference and are not intended to define or limit the scope of any provision of this Lease.

     11.7 NOTICES. All notices, requests, consents and demands shall be given to or made upon the parties at their respective addresses set forth below, or at such other address as a party
may  designate  in writing delivered to the other party.   Unless
otherwise  agreed in this Lease, all notices, requests,  consents and demands shall be given or made by personal delivery, by confirmed air courier, by facsimile transmission ("fax"), or by postage prepaid first class mail, to the party addressed as
aforesaid.   If sent by confirmed air courier, such notice  shall
be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address, as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the third (3rd) business day following the date upon which it is deposited in a first-class postage-prepaid envelope in the United States mail addressed to such address. If given by fax, such notice shall be deemed to be given upon the date it is actually received by the addressee, as confirmed by a return fax signed by the addressee.

     If to Ameristar:

          Ameristar Casino Council Bluffs, Inc.
          Attention:  General Manager
          2200 River Road
          Council Bluffs, Iowa  51501
          Fax;  (712) 328-8882

     with a copy to:

          Gordon R. Kanofsky, Esq.
          Sanders, Barnet, Goldman, Simons & Mosk
          1901 Avenue of the Stars, Suite 850
          Los Angeles, CA 90067-6078
          Fax:  (310) 553-2435

     If to Kinseth:

          River Road Hotel Associates, L.C.
          Attention:  Bruce Kinseth
          2 Quail Creek Circle
          North Liberty, Iowa  52317
          Fax  (319) 626-8350

     with a copy to:

          Nicholas H. Roby, Esq.
          Davis, Brown, Koehn, Shors & Roberts, P.C.
          666 Walnut Street, Suite 2500
          Des Moines, Iowa  50309
          Fax:  (515) 243-0654

     11.8 RECORDING. Ameristar and Kinseth agree to execute and have acknowledged, and Kinseth agrees to deliver to Ameristar, a
memorandum  of  this  Lease  in  the  form  attached  hereto   as
Exhibit  D.   Such memorandum shall be recorded with  the  County
recorder or clerk.

     11.9 COMPETING HOTEL. Kinseth acknowledges that Ameristar operates, and may construct or permit the construction of another hotel or hotels on or near the Casino Property and that such hotel(s) will be entitled to compete with Kinseth's hotel. Nothing in this Lease shall be deemed to be a covenant by Ameristar not to compete with Kinseth or not to permit such competition by other hotel owners or operators, or to permit other hotel owners or operators or other third-parties to utilize parking areas on the Casino Property on a nonexclusive basis.

     11.10 RIGHT OF FIRST OFFER. In the event that during the first fifteen (15) years of the Term Ameristar determines to sell or lease any portion of the Casino Property to any third-party for the construction of a hotel facility in which Ameristar has no ownership interest in the hotel operation and which would compete with the hotel in Kinseth's Building, Ameristar agrees to so notify Kinseth in writing, and for a period of thirty (30) days thereafter, Kinseth shall have a right to make an offer with respect to such additional hotel and if Kinseth makes such offer, for a period of thirty (30) days after such offer Ameristar will negotiate in good faith to determine if an acceptable transaction
can  be  structured and agreed to with Kinseth.   If  no  written
agreement is reached between Ameristar and Kinseth during such subsequent thirty (30) day period, Ameristar shall be free to negotiate with any other party. The foregoing shall not apply to any transaction wherein Ameristar sells substantially all of the Casino Property to a third-party.

     11.11 OPTION TO PURCHASE. Kinseth hereby grants Ameristar an irrevocable option to purchase all of Kinseth's right, title and interest in and to the Leased Land, the Lease, the Building, any other improvements on the Leased Land, fixtures, equipment, personal property, contract rights and general intangibles, and any  and all appurtenances thereto necessary to operate the hotel
(the "Property Interests"), which option period shall commence three (3) years after the hotel opens for business in the Building, and the option shall terminate without further notice ten (10) years after the hotel opens for business in the Building. The option price shall be the greater of Seven Million Dollars ($7,000,000), or the "mean" appraised value, which shall be  determined by taking the "mean" value of the two (2)  closest of three (3) MAI appraisals of the foregoing Property Interests valued as an operating hotel. Upon Ameristar's giving written notice  to  Kinseth  of  its intention to exercise  this  option, unless Ameristar and Kinseth agree on an option price within thirty (30) days of such notice, Ameristar and Kinseth shall each choose an MAI appraiser, which appraisers shall then in turn select a third appraiser. For purposes of this Section 11.11, the  "mean appraised value" shall mean during the first  year  of the  option period one hundred twenty-five percent (125%) of  the mean of the two (2) closest appraised fair market values of the Property Interests, and during the remainder of the option period the option price shall be equal to one hundred fifteen percent (115%) of such mean of the two (2) closest appraisals; provided, however, that in any event throughout the term of the option the option price shall not be less than the lesser of the outstanding balance owed on any Leasehold Lien(s) on the Property Interests subject to this option, or the Aggregate Principal Amount (plus accrued interest and costs of collection related to the Leased
Land). Upon receipt of the appraisals necessary to determine the option price, Ameristar shall have sixty (60) days to determine whether to proceed in exercising the option. If Ameristar elects not to proceed with a closing under the option, it shall reimburse Kinseth for the out-of-pocket costs incurred by Kinseth for  the appraisals.  Any future notice of intention by Ameristar with respect to the option shall require new appraisals unless otherwise agreed by the parties. Ameristar agrees that in the event of any foreclosure sale by a Leasehold Lender under a Leasehold Lien, this option in favor of Ameristar shall be deemed to  be subordinate to such Leasehold Lien, provided that prior to the time of such foreclosure sale, Ameristar shall have the rights specified in Sections 4.4, 4.5(f)(vii), and this Section
11.11  of this Lease.  After the expiration of the option  period set forth herein, through the remainder of the Ground Lease term Ameristar shall have, and is hereby granted by Kinseth, a right
of   first  refusal  for  a  period  of  sixty  (60)  days  after
Ameristar's receipt of notice from Kinseth to purchase the Property Interests for the same price and terms as Kinseth is willing  to  sell  to  any third-party offer Kinseth  intends  to
accept.   Kinseth  agrees to provide Ameristar with  a  true  and
complete copy of any such offer at the same time as it gives Ameristar written notice pursuant to this right of first refusal.
If  Ameristar  does not exercise its right of first refusal,  and the proposed
transaction  does  not  close,  or  is  modified  in   any   way,
Ameristar's right of first refusal shall continue as to the modified offer and any future or other offers which Kinseth would intend to accept. This right of first refusal granted by Kinseth herein shall expire immediately prior to any foreclosure sale
conducted  by  Leasehold  Lender,  or  upon  Leasehold   Lender's
recording of a deed in lieu of foreclosure.

     11.12 SIGNAGE. Ameristar grants to Kinseth the right to erect a sign on Ameristar's property at a location to be approved by Ameristar in its sole and absolute discretion. The costs of acquiring, erecting and maintaining the sign shall be borne by Kinseth. Ameristar agrees to grant to Kinseth all necessary easements allowing the existence of the sign and access to Kinseth to maintain the sign. The proposed design of the sign shall be submitted by Kinseth to Ameristar and it shall not be inconsistent or interfere with the Ameristar sign or obstruct or interfere with "view corridors" of any Ameristar facility. In the event of any dispute with respect to the proposed design or location of the sign, such party agrees to cooperate with the other party and use its best efforts to immediately resolve the dispute.

     IN  WITNESS  WHEREOF, the parties have  caused  this  Ground
Lease Agreement to be executed as of the above stated date.

                              AMERISTAR:

                              Ameristar Casino Council Bluffs, Inc.



                              By:  /s/Thomas Steinbauer
                              Its: Vice President


                              KINSETH:

                              River Road Hotel Associates, L.C.



                              By:  /s/Leslie B. Kinseth
                              Its: Member


      STATE OF NEVADA         )
                    : ss.
COUNTY OF           Clark     )

      The foregoing instrument was acknowledged before me this 28th day of May, 1999, by Thomas Steinbauer, the Vice President of Ameristar Casino Council Bluffs, Inc., an Iowa corporation.


My commission expires:        /s/Barbara Jean Miller
                              Notary Public
10/23/00                      Residing at:     Las Vegas, NV



STATE OF IOWA                 )
                    : ss.
COUNTY OF      Cerro Gordo    )

      The foregoing instrument was acknowledged before me this 28th day of May, 1999, by Leslie Kinseth, the Member of River
Road Hotel Associates, L.C., an Iowa limited liability company.


My commission expires:        /s/ Donald Jackson, Jr.
                              Notary Public
9/26/2000                      Residing at:  9  Plaza  Dr.  Clear Lake, IA

EXHIBIT A

                        LEGAL DESCRIPTION

                           EXHIBIT A-1

                            SITE PLAN

                            EXHIBIT B

                         AMERISTAR MARKS

                            EXHIBIT C

                  KINSETH AND FRANCHISOR MARKS

                            EXHIBIT D

                       MEMORANDUM OF LEASE


               [To be recorded in County Records.]